UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Coeur d’Alene Mines Corporation

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PRELIMINARY SOLICITING MATERIAL DATED MARCH 17, 2009

COEUR D’ALENE MINES CORPORATION
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83816

Dear Shareholder:

In 2008, your Company took a number of steps to deliver robust production growth and substantial, sustainable cash flows from two new silver mines that rank among the world’s largest.

At this year’s Annual Meeting of Shareholders, the Board of Directors recommends you vote YES on the following proposals that will continue positioning your Company for the future:

•	Elect our Board of Directors;

•	Authorize an amendment to our Articles of Incorporation to reduce the par value of our common stock from $1.00 per share to $0.01 per share;

•	Authorize the Board of Directors to effect a reverse stock split of our common stock at a stock split ratio of 1-for-10;

•	Authorize an amendment to our Articles of Incorporation to effect a proportional decrease in our total number of authorized common shares from 750,000,000 shares to 75,000,000 shares, and an immediate increase in the number of our post-split authorized common shares from 75,000,000 to 150,000,000, subject to the approval of the proposed 1-for-10 reverse stock split; and

•	Ratify the appointment of KPMG as our independent accountants and auditors.

These proposals have been unanimously recommended by your Board of Directors who believe they will:

•	Enable us to attract a wider shareholder base;

•	Bring us into compliance with minimum share price listing standards of the New York Stock Exchange (NYSE) and significantly reduce our NYSE listing fees; and

•	Provide flexibility, through our authorized but un-issued common shares, for us to pursue accretive growth opportunities which may become available in the currently unpredictable economic times and financial markets.

We hope you will attend this year’s Annual Meeting of Shareholders, to be held at The Coeur d’Alene Resort and Conference Center, Second Avenue and Front Avenue, Coeur d’Alene, Idaho at 9:30 a.m., local time, on May 12, 2009.

Only shareholders of record at the close of business on March 19, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

Respectfully,

DENNIS E. WHEELER,
Chairman of the Board, President
and Chief Executive Officer

Coeur d’Alene, Idaho
April 1, 2009

COEUR D’ALENE MINES CORPORATION
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that our Annual Meeting of Shareholders will be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho, on Tuesday, May 12, 2009, at 9:30 A.M., local time, for the following purposes:

1. Elect a Board of Directors consisting of nine persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

2. Authorize an amendment to our Articles of Incorporation to reduce the par value of our common stock from $1.00 per share to $0.01 per share;

3. Authorize the Board of Directors to effect a reverse stock split of our common stock at a stock split ratio of 1-for-10;

4. Subject to the approval of Proposal No. 3, authorize an amendment to our Articles of Incorporation to effect a proportional decrease in our total number of authorized common shares from 750,000,000 shares to 75,000,000 shares, and an immediate increase in the number of our post-split authorized common shares from 75,000,000 shares to 150,000,000 shares;

5. Ratify the appointment of KPMG as our independent accountants; and

6. Transact such other business as properly may come before the meeting.

Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

Only shareholders of record at the close of business on March 19, 2009, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2009. OUR PROXY STATEMENT IS ATTACHED. FINANCIAL AND OTHER INFORMATION CONCERNING COEUR IS CONTAINED IN OUR 2008 ANNUAL REPORT TO SHAREHOLDERS. YOU MAY ACCESS THIS PROXY STATEMENT AND OUR 2008 ANNUAL REPORT TO SHAREHOLDERS AT HTTP://BNYMELLON.MOBULAR.NET/BNYMELLON/CDE.

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote:

1. By Internet: go to http://www.proxyvoting.com/cde;

2. By toll-free telephone: call 1-866-540-5760; or

3. By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Shareholders.  If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By order of the Board of Directors,

DENNIS E. WHEELER
Chairman of the Board, President and
Chief Executive Officer

Coeur d’Alene, Idaho
April 1, 2009

PROXY STATEMENT
VOTING SECURITIES
PROPOSAL NO. 1
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.
SHARE OWNERSHIP
COMPENSATION DISCUSSION AND ANALYSIS
2008 SUMMARY COMPENSATION TABLE
2008 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END
2008 OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS AND NON-QUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
CERTAIN RELATED PERSON TRANSACTIONS
PROPOSAL NO. 2
PROPOSAL NO. 3
YOU SHOULD NOT SEND YOUR CURRENT CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
PROPOSAL NO. 4
PROPOSAL NO. 5
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
YEAR 2010 SHAREHOLDER PROPOSALS
OTHER MATTERS

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 2009, and any and all adjournments or postponements thereof.

Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to our Secretary.

This proxy statement and the accompanying proxy are first being mailed or made available to our shareholders on or about April 1, 2009.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be Held on May 12, 2009: The Company’s Proxy Statement and Annual Report to Shareholders are available at http://bnymellon.mobular.net/bnymellon/cde.

VOTING SECURITIES

All shareholders of record as of the close of business on March 19, 2009 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on March 19, 2009, a total of           shares of our common stock were outstanding.

Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote:

•	FOR the election of the nine nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election);

•	FOR the authorization an amendment to our Articles of Incorporation to reduce the par value of our common stock from $1.00 per share to $0.01 per share;

•	FOR the authorization of the Board of Directors to effect a reverse stock split of our common stock at a stock split ratio of 1-for-10;

•	FOR the authorization of an amendment to our Articles of Incorporation to effect a proportional decrease in our total number of authorized common shares from 750,000,000 shares to 75,000,000 shares, and an immediate increase in the number of our post-split authorized common shares from 75,000,000 shares to 150,000,000 shares, subject to the approval of the reverse stock split;

•	FOR the ratification of KPMG as our independent accountants; and

•	in their discretion with respect to such other business as properly may come before the Annual Meeting.

If you received a paper copy of the proxy materials by mail and wish to vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions set forth on the Notice of Annual Meeting of Shareholders included with this proxy statement or the Notice of Internet Availability of Proxy Materials mailed to our shareholders on or about April 1, 2009. Your shares will be voted according to your directions. If you do not mark any selections on your proxy card, your shares will be voted as recommended by the Board of Directors.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

We will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or telegram. We have retained Morrow & Company, Inc., New York, New York, to assist in the solicitation of proxies. Morrow & Company’s charge will be $7,500 plus out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below. Mr. Alex Vitale, a valued member of our Board since 2005, resigned from the Board on March 17, 2009. We thank Mr. Vitale for his service on the Board. Mr. L. Michael Bogert was appointed to the Board on March 17, 2009 to fill the vacancy created by Mr. Vitale’s resignation. We are pleased to nominate Mr. Bogert to continue to serve on the Board. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy may vote for a substitute, or substitutes, in their discretion.

		Director
Nominee	Age	Since

Dennis E. Wheeler	66	1978
Currently, Chairman of the Board, President and Chief Executive Officer of Coeur d’Alene Mines Corporation. Chairman of the Board and President from May 1992 to September 2002; President from December 1980 to September 2002 and January 2005 to present; Chief Executive Officer since December 1986.
James J. Curran	69	1989
Chairman of the Board and Chief Executive Officer of First Interstate Bank, Northwest Region (Alaska, Idaho, Montana, Oregon and Washington) from October 1991 to April 1996; Chairman of the Board and Chief Executive Officer of First Interstate Bank of Oregon, N.A. from February 1991 to October 1991; Chairman and Chief Executive Officer of First Interstate Bank of Denver, N.A. from March 1990 to January 1991; Chairman, President and Chief Executive Officer of First Interstate Bank of Idaho, N.A. from July 1984 to March 1990.
John H. Robinson	58	1998
Chairman of Hamilton Ventures LLC (consulting and investment) since founding the firm in 2006; Vice Chairman of Olsson Associates (engineering consultants) from 2004 to 2005; Chairman of EPCglobal Ltd. (professional engineering staffing) and Executive Director of MetiLinx Ltd. (software) from 2003 to 2004; Executive Director of Amey plc (business process outsourcing and construction) from 2000 to 2002; Vice Chairman and Managing Partner of Black & Veatch Inc. (engineering and construction) from 1989 to 2000; Member of the Board of Directors of Alliance Resource Management GP, LLC (coal mining); Olsson Associates; Federal Home Loan Bank of Des Moines; and COMARK Building Systems Inc (modular building systems).
Robert E. Mellor	65	1998
Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) since 1997, director since 1991; Member of the Board of Directors of The Ryland Group (national residential home builder).

		Director
Nominee	Age	Since

Timothy R. Winterer	72	1998
President, Chief Operating Officer and Director of Western Oil Sands from January 2000 to December 2001; President and Chief Executive Officer of BHP World Minerals Corporation (international resources company) from 1997 to 1998; Senior Vice President and Group General Manager, BHP World Minerals (1992-1996); Senior Vice President, Operations International Minerals, BHP Minerals (1985-1992); Executive Vice President, Utah Development Company (1981-1985).
J. Kenneth Thompson	57	2002
President and CEO of Pacific Star Energy LLC (private energy investment firm in Alaska) from September 2000 to present; Managing Director of Alaska Venture Capital Group LLC (private oil and gas exploration company) from December 2004 to present; Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000; President and CEO of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage from June 1994 to January 1998; Member of the Board of Directors of Horizon Air and Alaska Air Group, Inc., the parent corporation of Alaska Airlines and Horizon Air and is also a member of the Board of Directors of Tetra Tech, Inc. (engineering consulting firm).
Andrew Lundquist	48	2005
Managing Partner of BlueWater Strategies LLC (business and government relations consulting and project management firm) since he founded the firm in 2002; Director of Pioneer Natural Resources Company (oil and gas company); previously served as a Director of Evergreen Resources (natural gas exploration and production company) (2002-2004); Director of the National Energy Policy Development Group and senior energy advisor to the President and Vice-President (2001-2002); Majority Staff Director of the Senate Committee on Energy and Natural Resources (1998-2001); Chief of Staff for Senator Frank Murkowski (1996-1998); and counsel for the Senate Energy Committee (1995-1996).
Sebastian Edwards	55	2007
Henry Ford II Professor of International Business Economics at the Anderson Graduate School of Management at the University of California, Los Angeles (UCLA) from 1996 to present; Chairman of the Inter American Seminar on Economics from 1987 to present; member of the Scientific Advisory Council of the Kiel Institute of World Economics in Germany from 2002 to present; research associate at the National Bureau of Economic Research from 1981 to present; previously served as President of the Latin American and Caribbean Economic Association (2001-2003) and as Chief Economist for the World Bank Group for the Latin America and Caribbean Region (1993-1996); taught at IAE Universidad Austral in Argentina and at the Kiel Institute (2000-2004).
L. Michael Bogert	51	2009
Counselor to the Secretary, United States Department of the Interior, from July 2006 to January 2009; Regional Administrator, United States Environmental Protection Agency, Region X, from August 2005 to June 2006; Of Counsel Perkins Coie, LLP, Boise, Idaho from September 2004 to July 2005; Counsel to Idaho Governor Dirk Kempthorne, from January 1999 to August 2004; Counsel to the Office of California Governor-Elect Arnold Schwarzenegger, 2003.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
OF THE ABOVE NOMINEES AS DIRECTORS.

Committees of the Board of Directors

Our Board of Directors met nine times during 2008. Our Board has an Audit Committee comprised solely of outside directors and presently consisting of Messrs. Curran (Chairman), Robinson, Thompson and Winterer. The Audit Committee is responsible for reviewing and reporting to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent public accountants, the scope of the audit procedures, the nature of all audit and non-audit services to be performed, the performance of our independent accountants and our accounting practices and policies. The Audit Committee met six times during 2008.

Our Board has a Compensation Committee, comprised solely of outside directors and presently consisting of Messrs. Thompson (Chairman), Mellor, Robinson and Edwards. The Compensation Committee is responsible for determining and approving, together with the other independent members of the Board, the annual compensation of the Company’s Chief Executive Officer, for determining the annual compensation of the non-CEO executive officers and the directors, overseeing the Company’s stock incentive plans and other executive benefit plans and providing guidance in the area of certain employee benefits. The Compensation Committee met four times during 2008.

Our Board has a Nominating and Corporate Governance Committee consisting of Messrs. Mellor (Chairman), Thompson, Winterer and Edwards. The Nominating and Corporate Governance Committee is responsible for proposing nominees for the Board of Directors, the establishment of corporate governance guidelines and related corporate governance matters. The Nominating Committee met two times during 2008.

Our Board also has an Executive Committee on which Messrs. Wheeler (Chairman), Curran, Mellor, Robinson, Winterer and Lundquist currently serve. The Executive Committee is authorized to act in the place of the Board of Directors on limited matters that require action between Board meetings. The Executive Committee did not meet during 2008.

Our Board has determined that, except for Dennis E. Wheeler and Andrew Lundquist, each director and each of the nominees for director, including each of the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, are independent within the meaning of applicable New York Stock Exchange listing standards and rules. In its evaluation of the directors’ independence, the Board considered the related person transactions with respect to Mr. Lundquist discussed below under “Certain Related Person Transactions.”

Copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at our website www.coeur.com and to any shareholder who requests them. Each incumbent director attended at least 75% of the meetings of the Board of Directors and committees on which he served during 2008.

Policy Regarding Director Nominating Process

The Nominating and Corporate Governance Committee has adopted a policy pursuant to which a shareholder who has owned at least 1% of our outstanding shares of common stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be in writing addressed to the Chairman of the Nominating and Corporate Governance Committee at our principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Committee’s charter. The Committee does not believe that there will be any differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.

Policy Regarding Shareholder Communications with Directors

Shareholders and other interested persons desiring to communicate with a director, the non-management directors as a group or the full board may address such communication to the attention of Kelli Kast, Esq., General Counsel of the Company, 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83814, and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

The Company has a policy that encourages directors to attend each annual meeting of shareholders, absent extraordinary circumstances. Each of the nine members of the Board attended the annual meeting on May 13, 2008.

Meetings of Non-Management Directors

Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. Robert E. Mellor presides over each meeting of non-management directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

In February 2004, the Board of Directors adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for Directors, Officers and Employees in accordance with New York Stock Exchange corporate governance listing standards. Copies of these documents are available at our website, www.coeur.com, and to any shareholder who requests them.

SHARE OWNERSHIP

The following table sets forth information, as of March 19, 2009, concerning the beneficial ownership of our common stock by each beneficial holder of more than 5% of our outstanding shares of common stock, each of the nominees for election as directors, each of the executive officers listed in the Summary Compensation Table set forth below, and by all of our directors and executive officers as a group.

Shares Beneficially	Percent of
Owned	Outstanding

(*)	Holding constitutes less than 0.10% of the outstanding shares.

(1)	Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(2)	Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the 1989/2003 Long-Term Incentive Plans and the Non-Employee Directors’ Stock Option Plan: L. Michael Bogert — shares; James J. Curran — shares; Sebastian Edwards — shares; Andrew Lundquist — shares; Robert E. Mellor — shares; John H. Robinson — shares; J. Kenneth Thompson — shares; Dennis E. Wheeler — shares; Timothy R. Winterer — shares; Donald J. Birak — shares; Mitchell Krebs — shares; Richard Weston — shares; Alan Wilder — shares; and all directors and executive officers as a group — shares.

(3)	Mr. Sabala resigned as our Executive Vice President and Chief Financial Officer effective March 21, 2008. Mr. Wilder retired from Coeur on January 15, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Coeur is one of the world’s largest publicly-traded primary producers of silver, and has a significant presence in gold. Coeur is engaged in the development, exploration and operation of silver and gold mining properties and companies, with operations in seven countries. In 2008, Coeur had sales of $189.5 million, with approximately 70% of revenues from sales of silver. Coeur’s primary business objectives are to increase production levels and reserves, decrease cash-production costs, and increase cash flows and earnings. Coeur aims to meet these objectives through cost-competitive operations, internal development projects, exploration and acquisitions. Additional information about Coeur is available at our website www.coeur.com.

The following is a discussion of Coeur’s executive compensation program and compensation decisions made with respect to the Company’s named executive officers (“NEOs”) listed in the 2008 Summary Compensation Table on page 26. Effective March 21, 2008, Mitchell J. Krebs was appointed Senior Vice President — Chief Financial Officer upon the resignation of James A. Sabala. In addition, Alan L. Wilder, Senior Vice President, Project Development, retired from Coeur effective January 15, 2009; therefore, in 2008 we had six NEOs.

In light of the current global economic downturn and the potential implications for the Company’s business strategies, the Company has implemented a freeze of base salary levels for its executive officers in their current positions during 2009.

Role of the Compensation Committee and its Consultant

The Compensation Committee of the Board of Directors (the “Committee”) acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that supports the Company’s business strategy. The Committee formulates an annual calendar for its activity that is designed to cover necessary regular approvals as well as special topics. The Committee meets at least two times annually, or more frequently as circumstances dictate, in order to set executive compensation for the year, review recommendations of its outside consultant, and recommend compensation changes to the Board of Directors.

The Committee has retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and advice regarding executive and director compensation, as described below. Mercer reports directly to the Committee chair.

The Committee has established procedures that it considers adequate to ensure that Mercer’s advice to the Committee remains objective and is not influenced by the Company’s management. These procedures include: a direct reporting relationship of the Mercer consultant to the Committee; a provision in the Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Committee on Mercer’s financial relationship with the Company, including a summary of the work performed for the Company during the preceding 12 months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for the Committee has a reporting relationship and compensation determined separately from Mercer’s other lines of business and from its other work for the Company. Mercer has provided the Committee with written assurance that these procedures continue to be in place and were followed during the last completed fiscal year.

At the Committee’s direction, Mercer provided the following services for the Committee during fiscal year 2008:

•	Evaluated the Company’s executive officers’ base salary, annual incentive and long-term incentive compensation relative to the competitive market;

•	Advised the Committee on executive officer target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	Assessed the alignment of Company compensation levels relative to the Company’s compensation philosophy;

•	Provided ongoing advice as needed on the design of the Company’s annual and long-term incentive plans;

•	Briefed the Committee on executive compensation trends among the Company’s peers and broader industry;

•	Evaluated the Company’s Board of Director compensation relative to the competitive market; and

•	Assisted with the preparation of the Compensation Discussion and Analysis for this proxy statement.

In the course of conducting its activities during fiscal year 2008, Mercer attended two meetings of the Compensation Committee and presented its findings and recommendations for discussion. In performing its duties under the engagement with the Committee during the last completed fiscal year, Mercer was subject to the following instructions: Mercer may not share data and recommendations regarding the CEO’s compensation (including equity awards) with any member of management, without the Committee chair’s prior approval; and Mercer may contact the Company’s executive officers for information necessary to fulfill its assignment.

The decisions made by the Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. Further, the compensation and benefit amounts presented in the Company’s Annual Report on Form 10-K and proxy statement reflect the decisions of the Committee taking into account many factors and considerations and may or may not be consistent with recommendations made by Mercer, management, or any other advisor to the Committee.

Compensation Objectives and Principles

Motivating the Company’s executives to achieve goals that are consistent with the Company’s business strategies and that create shareholder value is the primary objective of the Company’s executive compensation program. Consequently, a majority of Coeur’s executives’ compensation opportunities are in the form of at-risk incentives that require performance against measurable objectives or an increase in long-term shareholder value to result in payouts.

The second fundamental objective of the Company’s executive compensation program is to attract and retain highly-skilled executives. Increased mining activity world-wide in recent years has resulted in a significant increase in demand for executive and professional talent with technical skills and industry experience. In addition, over the past decade fewer people have entered the mining industry and several mining schools have closed, resulting in a shortage of industry talent. As a result of these talent market pressures, Coeur’s executives and professionals are routinely pursued by competitors, and some of the Company’s valued talent has left the company for other opportunities. The objective of attraction and retention is thus a significant factor in many of the compensation decisions discussed below.

In order to meet these compensation objectives in the design and governance of compensation programs for the Company’s executive officers, including the NEOs, the Committee is guided by the following principles that express the Committee’s view that compensation at Coeur should be:

•	Performance-based

Reward for Company-wide results in addition to recognizing individual performance, focusing on objectives that are directly under the control of executives.

•	Market-competitive

Compared to mining industry peers, target total compensation at the market 75th percentile level in order to attract, motivate and retain high caliber talent.

•	Aligned with shareholders

Provide a significant portion of incentive compensation to executives in the form of equity-based awards. Award values fluctuate based on share value thus aligning officer and shareholder interests.

•	Transparent

Clearly communicate both the desired results and the incentive pay programs used to reward the achievement of these results.

In 2008, our executive officer compensation program used the components identified in the following table:

Compensation Component	Objective	Key Features
Base salary	• Provide a fixed level of cash compensation for performance of day-to-day responsibilities	• Annual adjustments are based on an individual’s current and expected future contribution and actual pay positioning relative to the market

Annual incentives	• Reward executives for the achievement of annual Company financial and operational goals and for the achievement of individual executive goals	• Cash payments based on Company and individual performance, each weighted 50%
• Company performance measures are silver and gold production, cash operating costs, operating net income and cash flow return on investment

Long-term incentives	• Align executives’ interests with those of shareholders and attract and retain highly-skilled executives	• Equity grants consisting of an equal value of stock options, restricted stock and performance shares.
• Options and restricted stock vest ratably over three years, and performance shares vest based on total shareholder return over a three-year period relative to a peer group

Benefits and perquisites	• Attract and retain highly-skilled executives	• Participation in medical and retirement plans on same terms as all employees • Limited perquisites

Determining Executive Compensation

Coeur’s compensation objectives and principles are supported in the compensation-setting process through a number of policies and processes.

Total Compensation:  In determining the mix of compensation components and the value of each component for each of the Company’s executive officers, including its NEOs, the Committee takes into account the executive’s role, the competitive market, individual and Company performance, and internal equity. The Committee does not make use of tally sheets. Amounts realized or realizable from prior compensation awards are not considered in setting other elements of compensation. Details of the various programs and how they support the overall business strategy are outlined below in “Compensation Components.”

Variable Pay at Risk:  Consistent with a performance-based philosophy, Coeur’s compensation program emphasizes pay at risk. The percentage of an executive’s compensation opportunity that is at risk or variable instead of fixed is based primarily on the executive’s role in the Company. Executives who are in a greater position to directly influence our overall performance have a larger portion of their pay at risk through short and long-term incentive programs compared to other executives. Typically, at least 40% of the target total compensation opportunity for our executives is in the form of variable compensation. The CEO has more pay at risk than the other NEOs, consistent with the competitive market. The mix of compensation elements for our NEOs in 2008, as a percentage of total compensation, is set forth in the table below:

	Fixed Compensation	Variable Compensation
	(% of Total Compensation)	(% of Total Compensation)
Named Executive		Target Annual	Target Long-Term
Officer	Base Salary	Incentives	Incentives
CEO	30%	20%	50%

Other NEOs (average)	43%	20%	37%

Market Positioning:  The Committee’s policy is to target the components of compensation relative to the competitive market (as defined below under “Competitive Market Assessments”) as follows:

Compensation Component	Target Market Positioning
Base Salary	Between market median and 75th percentile

Annual Incentives	Between market median and 75th percentile

Long-Term Incentives	Market 75th percentile

Benefits and Perquisites	Market median

The total compensation opportunity is targeted at the market 75th percentile. The Committee has established this positioning approach based on both industry experience and the continued expectation that above-market positioning is necessary in order to attract and retain experienced and high caliber executive talent in the highly competitive mining talent market. In any given year, an individual executive’s compensation may be set above or below the target market positioning, depending on the individual executive’s experience, recent performance and expected future contribution, retention concerns, and internal equity among the executives. Details regarding actual compensation in 2008 and a comparison to targets are outlined below in “Compensation Components.”

Competitive Market Assessments:  The Committee annually reviews the compensation of the executives relative to the competitive market, based on an assessment prepared by Mercer. This review typically takes place at the Committee’s regular first quarter meeting (historically January to mid-March). Mercer’s assessment is typically prepared in the fourth quarter of the prior year, and includes an evaluation of base salary and annual and long-term incentive opportunities. In preparing this assessment, Mercer uses publicly-disclosed data from a peer group of metal and mineral mining companies (see discussion below) and survey data from a broader set of mining and general industry companies. For market assessments reviewed by the Committee in 2008, mining industry data was collected from surveys published by The Hay Group and PricewaterhouseCoopers, and general industry data was collected from surveys published by Mercer and Watson Wyatt. The Committee weighs the peer group and survey data equally in developing a market composite for each executive position.

Peer Group:  As a member of the precious metals mining industry, Coeur competes for executive talent with other precious metals mining companies, as well as with base metal and mineral mining companies. As such, the Committee uses a peer group comprised primarily of companies in the precious metals mining industry of comparable size, level of complexity and scope of operations to Coeur. In addition, the Committee considers companies that are based in either the United States or Canada as part of the Company’s executive talent market. The peer group is used in the market comparison for NEO pay levels (as described above). The Committee reviews the peer group each year in consultation with Mercer to determine its continued validity as a source of competitive compensation data, and adds or removes companies as appropriate. For the 2008 competitive market assessment, the Committee removed Bema Gold, Cambior and Glamis Gold from the peer group due to their acquisition, and added IAMGOLD and Yamana Gold to the peer group. For the 2009 competitive market assessment, the Committee will remove Meridian Gold due to its acquisition.

The peer group used for the 2008 competitive market assessment consisted of the following companies:

	Annual Revenue(1)	Market Cap(1)	Corporate
Company	($)	($)	Location
Goldcorp Inc.	2,207	24,008	Canada

Kinross Gold Corporation	1,093	11,101	Canada

Yamana Gold, Inc.	747	8,013	Canada

IAMGOLD Corporation	678	2,379	Canada

Stillwater Mining Company	619	891	United States

Agnico-Eagle Mines Limited	432	8,079	Canada

Centerra Gold Inc.	369	2,719	Canada

Northgate Minerals Corporation	338	771	Canada

Pan American Silver Corporation	301	2,676	Canada

Meridian Gold, Inc.(2)	293	3,615	United States

Hecla Mining Company	223	1,128	United States

Median	432	2,719

Coeur d’Alene Mines Corporation	215	1,377	United States

(1)	In $US millions (except for Centerra, which is in $CDN millions) as of year-end fiscal 2007.

(2)	Meridian Gold Inc. was acquired by Yamana Gold Inc. in late 2007 and will not be included in future peer groups. Annual revenue above reflects Meridian Gold’s trailing four quarter revenue at the time of acquisition.

Even though Coeur’s 2007 revenue was below that of the peer companies, the Committee determined that these companies form a suitable peer group, based on the following considerations: the Company’s key labor market for executive talent consists primarily of these named companies; the Company’s level of complexity and scope of operations is similar to these companies (i.e., exploration and development of silver and gold mines, with operations in several foreign countries); and the Company’s level of complexity and scope of operations is generally not similar to other companies in the industry with lower revenue.

Compensation Components

The specific rationale, design, determination of amounts and related information regarding each of the components of Coeur’s executive officer compensation program are outlined below.

Base Salary

The annual base compensation for our executives is structured to ensure that we are able to attract and retain high caliber executives capable of achieving our strategic and business objectives. As described above in “Determining Executive Compensation”, we target base salaries between the 50th and 75th percentile levels of the competitive market. The Committee reviews executive salaries annually as part of its competitive market assessment and makes adjustments based on the actual positioning relative to market compared to the desired positioning, the individual executive’s position, organization level, scope of responsibility, tenure and experience, education and expected future contribution. The independent members of the Board of Directors and the Committee, respectively, approved the following increases to base salaries for the CEO and the other NEOs in February 2008:

	2007	2008	Percentage
Named Executive Officer	Base Salary	Base Salary	Increase
Dennis E. Wheeler, Chairman, President & CEO	$559,650	$587,633	5.0%

Mitchell J. Krebs, Sr. VP & CFO	$232,875	$262,449	12.7%

Richard M. Weston, Sr. VP Operations	$258,000	$289,820	12.3%

Donald J. Birak, Sr. VP Exploration	$242,000	$262,449	8.5%

Alan L. Wilder, Sr. VP Project Development	$248,000	$255,440	3.0%

James A. Sabala, Former Exec. VP & CFO	$279,450	$279,450	0.0%

Mr. Wheeler’s base salary is higher than that of the other NEOs due to the fact that he is the top executive in the Company and has been a substantial contributor to its performance for over 30 years. Mr. Wheeler has held several executive-level positions during his tenure at Coeur, including the positions of General Counsel, President, Chief Executive Officer and Chairman of the Board of Directors, often holding more than one top position at the same time, as is currently the situation. Mr. Wheeler has a broad and deep knowledge of the mining industry, the investment community that focuses on this industry, the major industry influences (including peer companies, individuals, educational institutions and industry-focused organizations), government elements (both political and bureaucratic) and interested non-governmental organizations. This breadth of industry and executive knowledge and leadership ability places his value well above others within the organization. By comparison to the market competitive target, the Company believes he is properly compensated. This same process of recognizing an individual’s skills, abilities, talent, contribution and tenure, in light of market competiveness, is used in determining the base salaries of each NEO.

A general increase of 3.5% was budgeted and approved for 2008 for the Company’s employees, including the NEOs. An additional 2.0% was budgeted and approved for strategic adjustments in individual compensation based upon market competitiveness, individual merit, job performance and other factors. The additional 2.0% strategic compensation budget is a funded pool that included all salary-rated employees within the U.S.-paid employee group. The increase that an individual could be awarded was not limited simply by summing the 3.5% general increase and 2.0% strategic budget to arrive at a 5.5% maximum increase. NEOs who performed well received the general increase in base salary, and NEOs whose skills, abilities and positions were in significant demand were eligible for an additional increase from the strategic pool. Messrs. Wheeler, Krebs, Weston and Birak were provided with an additional increase from the strategic pool due to the increased importance of their positions, both within the Company and, more importantly, within the mining industry. The strategic importance of Mr. Wheeler’s position was discussed in the previous paragraph. Mr. Krebs leads the Company’s financial, accounting, business development and commercial activities, as well as oversees investor relations and supports internal auditing efforts. Mr. Krebs brings extensive experience and education to this position. Mr. Weston has overall responsibility for operational success of our international, global operations and projects. He has thirty years of in-depth operational experience with international mining companies and operations. Mr. Birak is in charge of identification of the Company’s future mine and/or ore reserves. He has thirty years of exploration experience and has held similar positions with other mining companies. Mr. Birak additionally is our qualified person for purposes of mineral material reporting set forth in our various stock exchange filings. In today’s mining labor market, this quantifiable talent commands high salaries. The Company considered it necessary and prudent to provide a larger than 3.5% increase to these NEOs in order to help ensure their retention, while maintaining the Company’s policy of targeting base salaries between the 50th and 75th percentile range of the competitive market.

The initial base salary of each NEO as set forth in his employment agreement was established according to the Company’s compensation policy of targeting the 50th to 75th percentile range of the competitive market (as described above in “Determining Executive Compensation”) prevailing at the time the agreement was entered into. The other factors listed above relating to determining base salaries also influence the decision in establishing an NEO’s initial base salary, as well as any subsequent adjustments. Below is a chart showing the 2008 base salary for each NEO compared to the competitive market range as determined by Mercer for the first quarter 2008 Committee meeting:

		Market Range		% Deviation From
	2008 Base	50th	75th	50th	75th
Named Executive Officer	Salary	Percentile	Percentile	Percentile	Percentile
Dennis E. Wheeler	$587,633	492,000	649,000	20%	−9%

Mitchell J. Krebs	$262,449	219,000	262,000	20%	0%

Richard M. Weston	$289,820	261,000	312,000	11%	−7%

Donald J. Birak	$262,449	229,000	274,000	15%	−4%

Alan L. Wilder	$255,440	214,000	259,000	19%	−1%

James A. Sabala	$279,450	263,000	321,000	6%	−13%

Effective March 21, 2008, Mr. Krebs was promoted to Senior Vice President — Chief Financial Officer upon the resignation of Mr. Sabala. Mr. Krebs did not receive an increase in base salary as a result of this promotion, because his 2008 base salary was already at the 50th percentile of the market range established for the CFO position (i.e., the market range shown above for Mr. Sabala) and the Committee viewed this market positioning as appropriate due to Mr. Krebs being new in the position.

In light of the current global economic downtown and the potential implications for the Company’s business strategies, the Company implemented a freeze of base salary levels for its executive officers in their current positions during 2009.

Annual Incentive Plan (“AIP”)

The AIP is an annual cash incentive plan that rewards executives for the achievement of annual Company financial and operational goals and for the achievement of individual executive goals.

AIP Target Opportunities:  Under the AIP, each executive has a target award opportunity expressed as a percentage of base salary established at the beginning of each year. The target award opportunities are determined based on the competitive market and the desired market positioning, the individual executive’s position, organization level, scope of responsibility and ability to impact our performance, and internal equity among the executives. Based on these criteria, the target AIP award opportunities in 2008 were increased from 2007 levels for most of the NEOs, as follows:

	2007 Target AIP	2008 Target AIP
	Opportunity	Opportunity
Named Executive Officer	(% of Salary)	(% of Salary)
Dennis E. Wheeler, Chairman, President & CEO	65%	70%

Mitchell J. Krebs, Sr. VP & CFO	40%	45%

Richard M. Weston, Sr. VP Operations	40%	45%

Donald J. Birak, Sr. VP Exploration	40%	45%

Alan L. Wilder, Sr. VP Project Development	40%	45%

James A. Sabala, Former Exec. VP & CFO	45%	45%

Target AIP award opportunities for 2009 will remain the same as in 2008.

Actual awards are paid after the end of each year and can range from 0% to 200% of the target awards, based on the actual performance of the Company and the individual executives versus goals.

AIP Performance Measures and Weights:  For 2008, Company performance was measured against predetermined annual goals established by the Committee for the following four measures (which were unchanged from 2007):

•	Silver and gold production, measured in silver-equivalent ounces;

•	Cash operating cost per ounce of silver produced, prior to adjustment for by-product credits;

•	Operating net income before extraordinary charges and adjusted for actual metal price variation from budgeted prices; and

•	Cash flow return on investment (CFROI), including a component for growth in gross investment (GGI). CFROI is the Company’s Total Cash Flow divided by Gross Investment. Total Cash Flow is the pre-tax net income less depreciation, depletion, amortization and interest expense, adjusted for actual metal price variation from budgeted prices. Gross Investment is total assets net of depreciation, depletion and amortization, less non-debt liabilities. Growth in Gross Investment (GGI) is the percentage gain/loss between the Gross Investment figure in the current year and the prior year figure.

The four measures are weighted equally (i.e., 25% each) in determining overall Company performance. The Committee selected these metrics and weights based on the following considerations and objectives:

•	Provide alignment with the Company’s business objectives and strategic priorities;

•	Provide transparency to investors and executives;

•	Balance growth and profitability; and

•	Balance financial and operational performance.

For 2009, the Committee has approved the replacement of the operating net income measure with operating cash flow. Operating cash flow excludes the effects of non-cash accounting adjustments that are included in operating net income, resulting in a more “pure” dollar figure for measuring the Company’s actual financial performance. As a result, Company executives have more operational control and influence over this measure than net income.

In addition to Company measures, specific individual objectives are developed for each executive at the beginning of the year. These objectives are typically operational or strategic in nature and are intended to support the Company objectives. Objectives for executives other than the CEO are established by the CEO and reviewed by the Committee. Objectives for the CEO are established by the Committee and reviewed with the other independent members of the Board. The specific objectives for each executive are chosen to reflect each executive’s individual responsibilities, and can be grouped into the following broad categories:

•	Major project execution;

•	Department goals;

•	Safety and environmental compliance; and

•	Personal development.

To promote collaboration among Coeur’s senior leadership as well as personal accountability, 50% of each executive’s AIP award is based on Company performance and 50% is based on each executive’s individual performance. The Committee evaluates the AIP performance measures and weights each year to ensure that they reflect the objectives of the plan and are consistent with the Committee’s stated compensation principles. These weights were not changed from 2007 and will remain the same for 2009.

AIP Performance Goal Setting and Payout Leverage:  Management develops threshold, target and maximum performance goals for each Company AIP measure based on a variety of factors, including historical Company performance, internal budgets and forecasts, peer performance, and industry and market expectations. The Committee reviews the goals and adjusts them, as it deems appropriate, prior to granting its approval. Once the performance goals are set, they are not subject to change for that plan year without the specific approval of the Board. No adjustments were made to the 2008 goals.

For 2008, the Company AIP goals were set as follows, based upon budgeted metals prices of $15.00 per ounce of silver and $825.00 per ounce of gold (subject to adjustment for actual prices, as described below):

Measure	Weight	Threshold	Target	Maximum
Production (silver-equivalent ounces)	25%	18,109,733 ozs	20,121,925 ozs	22,134,118 ozs

Silver Cash Costs	25%	$8.80/oz	$8.00/oz	$7.20/oz

Operating Net Income	25%	$64,393,200	$71,548,000	$78,702,800

CFROI		12.16%	15.20%	18.24%

GGI	25%	3.73%	4.66%	5.59%

The threshold and maximum goals for production, cost and operating net income goals represent a +/- 10% variance around target, while the CFROI and GGI goals represent a +/- 20% variance around target. Production, cost and operating net income measures pay out at 50% of target for threshold performance and at 0% of target if threshold performance is not achieved. CFROI and GGI pay out at 0% of target for threshold performance. All measures pay out at 100% of target for target performance, and at 200% of target for performance that meets or exceeds the maximum. Payouts are interpolated for performance between threshold and target and between target and maximum.

Many of the individual objectives established for the executives are objective and quantifiable, which helps ensure accountability for results. Others, however, are subjective by nature, which requires the exercise of discretion and judgment to assess performance attainment. AIP payouts for individual performance range from 0% to 200% of target, as follows:

Payout
Performance Standard	(% of Target)
Well Above Expected	200%

Above Expected	150%

Meets Expected	100%

Below Expected	50%

Well Below Expected	0%

AIP Earned Awards:  Following the end of the year, the Committee reviews the Company’s actual performance and determines the extent of goal achievement. The Committee adjusts the actual operating net income and CFROI for actual realized metal prices during the year that differed from the assumptions that went into setting the goals. This is done in order to make the goals neutral to fluctuations in the market prices of silver and gold, which are beyond the control of the Company and its executives. The Committee makes this adjustment in the interest of fairness to both the executives and shareholders.

In addition, following the end of the year, the CEO reviews the performance of the other executives on their individual objectives and determines the level of achievement compared to target for each executive. The Committee, together with the other independent members of the Board, reviews the performance of the CEO on his individual objectives and determines the level of achievement compared to target. Determining the overall level of achievement for each executive on his or her individual objectives includes a significant discretionary assessment. AIP awards are normally paid in cash no later than March 15 following the end of the AIP plan year, subject to withholding of applicable taxes.

2008 AIP Calculation and Payments:  For 2008, the payout percentage for Company performance was 25% of target, calculated as follows:

		Payout		Weighted Payout
Measure	2008 Performance	(% of target)	Weight	(% of Target)
Production (silver- equivalent ounces)	14,559,401 ozs	0%	25%	0%

Silver Cash Costs	$9.06/oz	0%	25%	0%

Operating Net Income	$6,607,000	0%	25%	0%

CFROI	10.73%

GGI	12.13%	100%	25%	25%

Total				25%

The level of individual performance achievement for our NEOs in 2008 was assessed as follows:

Individual Performance Achievement
Named Executive Officer	(% of Target)
Dennis E. Wheeler	126%

Mitchell J. Krebs	116%

Richard M. Weston	100%

Donald J. Birak	108%

Alan L. Wilder	116%

Mr. Sabala resigned from the Company during 2008 and therefore his individual performance for 2008 was not assessed and he did not receive an annual incentive payment in 2008.

In determining the CEO’s individual performance achievement, the Committee, together with the other independent members of the Board, considered their evaluation of Mr. Wheeler’s performance against his financial, operational and strategic goals for 2008. The Committee determined that the CEO’s individual performance achievement was 126% of target, noting that under his leadership, the Company entered into one of its most important periods in history with three large, major operating projects on its slate: San Bartolomé Mine start up, commissioning & operating (Bolivia); Palmarejo Mine project construction and pre-operational feasibility planning (Mexico); and Kensington Mine completion, tailings facility discussions and litigation activity leading to a Supreme Court review (Alaska).

Mr. Wheeler’s individual performance goals in 2008 consisted of milestones that were directly related to the three projects mentioned above, in addition to holding executive officers accountable for their performance, specifically in areas of safety, environmental compliance, production, operating and overhead cash costs, capital expenditures and exploration reserve additions. Mr. Wheeler steered a steady course for the Company through 2008. Under his leadership, the Company was able to obtain $355 million of external capital to fund its aggressive growth strategy, which in 2008 focused on the construction of both the San Bartolomé and Palmarejo mines. San Bartolomé began operations, and by year-end was reaching planned operational budget numbers. The construction and costs for the Palmarejo Mine were kept on track and on budget throughout the year, while maintaining a planned start up in the first quarter of 2009. The Company was recognized by the International Society of Mine Safety Professionals at its 2008 annual conference held in May, 2008 and was presented with five safety awards. The Company operated without lost time accidents at: the San Bartolomé Project in Bolivia; Coeur South American Exploration group; and the Kensington Mine. The Company’s global operations received recognition for working over 2 million man-hours with no lost-time and no reportable incidents. The Kensington Mine tailings legal case was appealed and heard before the US Supreme Court, and the Company is poised to act swiftly once the Court’s decision is made. While operations costs were higher than budgeted, a focused cost containment effort was undertaken in October 2008 to reduce company spending that made both positive and immediate impacts on operating cash flow.

Set forth below is a description of the individual objectives established for each NEO for 2008 and a discussion as to whether such objectives were achieved.

Dennis E. Wheeler

•	Implement a project schedule that positions the Company for start-up of Palmarejo (Mexico) production in the first quarter of 2009 at or below budgeted costs — Mr. Wheeler met this objective by implementing a schedule that positioned the Company for start-up in the first quarter of 2009 at budgeted costs.

•	Ensure project milestones and budgeted costs are achieved at Kensington (Alaska) — The Kensington project achieved significant milestones (including mine development activities) and cut monthly project costs during 2008, despite the on-going legal issues involving the tailings permit. Thus, Mr. Wheeler met his objectives with respect to the Kensington mine.

•	Ensure project milestones and budgeted costs are achieved at San Bartolomé (Bolivia) — Mr. Wheeler did not meet this objective as project completion and commissioning to operating capacity at the San Bartolomé mine exceeded budgeted time schedule and costs.

•	Meet or exceed cash flow and net income budgets at budgeted metals prices — This objective was not met as cash flow and net income figures during the year did not meet planned budget.

•	Ensure operational excellence at current operating properties, holding officers accountable for safety, environmental compliance, production, operating and overhead cash costs, capital expenditures, and reserve and mineralized material additions — Mr. Wheeler met this objective as the Company had an exceptional year in safety and environmental compliance and achieved a reduction in overhead cash costs as well as increases in reserves and other key parameters. In addition, site managers and officers were held accountable for measurable parameters under their control.

•	Effectively communicate with the Board, shareholders and analysts and maintain beneficial relationships with major customers, bankers, government officials and key communities — This objective was met.

•	Follow through with key executive development plans of training and coaching of officers and key managers — Mr. Wheeler achieved this objective by meeting with key staff regularly throughout the year on an individual basis. Many such individual meetings included mentoring and a number of key staff personnel attended outside formal training as well.

Mitchell J. Krebs

•	Complete expanded Investor Relations Department and 2008 Investor Relations Plan — This objective was met as the Investor Relations department was restructured during 2008 with a newly-hired director in the lead role and a talented consultant was hired as an employee. In addition, the Company formulated an investor relations plan for 2008.

•	Successful transition to new role as Chief Financial Officer — Mr. Krebs successfully transitioned to his new role as Chief Financial Officer, skillfully handling the new responsibilities associated with his new position.

•	Formulate new business development opportunity strategy, with implementation in fourth quarter of 2008 — This objective was not met as such activity was halted during 2008 due to economic conditions.

•	Assist exploration group in the pursuit of external joint venture or exploration opportunity in Mexico — Mr. Krebs achieved this objective by working closely with our exploration department in identifying possible joint venture and exploration opportunities in Mexico and assisted where needed.

•	Improve communications and collaboration between our finance/accounting and operations departments— Mr. Krebs achieved this objective as communications greatly improved between the finance/accounting department and our operations personnel. Communications improved by holding multiple scheduled weekly conference calls with active participation and a controllers’ summit during the year. Mr. Krebs also attended and presented at the Company’s operations workshop for managers.

Richard M. Weston

•	Develop a world class operational management team that provides for consistent and reliable operational and cost performance on both developing projects and operating mines — Mr. Weston furthered this objective during 2008 through improvements in the operational management team throughout the Company.

•	Ensure the timely operational commencement and ongoing operations of our San Bartolomé Mine (Bolivia) — This objective was not achieved as the schedule for commencement of operations at the San Bartolomé Mine was not met on the target date.

•	Provide project oversight and control to ensure the completion of the Palmarejo Project (Mexico) in first quarter of 2009 — This objective was met as the start schedule for the Palmarejo project is scheduled for the first quarter of 2009.

•	Provide direction and support to the Kensington Project (Alaska) to commence operations when permitting allows — Commencement of operations is not yet determinable due to on-going legal issues regarding tailings disposal with respect to the Kensington mine.

•	Continue to make improvements on the reliability of performance and profitability of the Cerro Bayo mine (Chile) — This objective was not met because the Cerro Bayo mine was placed into operational suspension during 2008.

•	Involve Mina Martha (Argentina) in productivity and cost containment program during 2008 to improve currently good metrics from the mine — Mr. Weston did not meet this objective because productivity and cost improvement efforts undertaken at Mina Martha were not reflected in the mine’s 2008 performance.

•	Proactively manage all sites to ensure they meet or exceed the environmental and safety metrics as provided in the Company’s annual environmental, health and safety report — This objective was met as safety and health goals were met or exceeded at all operations.

•	Ensure that the Australian operations are well managed and supported both technically and administratively — This objective was met through the positioning of a key staff person at the general manager level to manage the company’s interests in Australia and maintain positive relationships with its partners there.

Donald J. Birak

•	Palmarejo (Mexico) — Focus exploration on definition and expansion of mineralized material at Palmarejo to higher confidence; provide new mineralization models to operations for updating reserves and budget; establish greenfields presence in Mexico — Our exploration department worked to provide better definition and expansion of mineralized material resulting in a feasibility study. In addition, greenfields outside of the Palmarejo general geographic area were further investigated. As such, Mr. Birak achieved this objective.

•	Cerro Bayo (Chile) and Martha (Argentina) mines — Focus exploration to add ounces to each property’s inventories and improve the new mine plans — This goal was mostly met as our exploration department conducted extensive exploration and reserve development at Cerro Bayo during the year, resulting in the expansion and definition of new ore and the discovery of the “Delia” vein. In addition, at Martha exploration efforts focused on mapping, sampling and core drilling to support the mine plan.

•	Rochester (Nevada) — Complete evaluation and compilation of exploration work in support of business alternatives and timetables being considered with respect to our Rochester mine — This objective was met as planned exploration at Rochester was completed during the year.

•	San Bartolomé (Bolivia) — Examine new silver opportunities synergistic with the mill. Exploration department to prepare an updated geological model and assist with evaluating challenges — This objective was mostly met as new silver opportunities were identified and investigated surrounding San Bartolomé, however re-modeling was not completed.

•	Add at least one new greenfields property to our portfolio and aggressively test all our current properties — This objective was met in that the Company completed an agreement for an option to purchase 100% of the Huantajaya silver property in Northern Chile in 2008.

•	Meet or exceed the environmental and safety metrics as provided in the Company’s annual environmental, health and safety performance metric — This objective was met as each exploration site achieved or exceeded its safety and health goals.

Alan L. Wilder

•	Complete the Palmarejo project (Mexico) development on budget and on schedule (as modified by any national and local government and community restraints) — This objective was met as the Palmarejo Project continued to be on budget and on schedule.

•	Complete the San Bartolomé project (Bolivia) development and the commissioning of the processing plant and facilities on budget and on schedule — The completion and commissioning of the San Bartolomé project was not on schedule or on budget. Thus, this objective was not met.

•	Complete commissioning of the milling circuit project at Mina Martha (Argentina) — This objective was achieved through the completion and finalization of the Mina Martha mill project in early 2008.

•	Provide technical support to business development activities resulting in acquisition of additional production to Coeur production profile — Mr. Wilder met this objective by working closely with our Business Development department on new opportunities.

•	Meet or exceed the environmental and safety metrics as provided in the Company’s annual environmental, health and safety performance metric — This objective was met as each project site met or exceeded its safety and health goals.

For 2008, based on the Company and individual NEO performance achievement as a percentage of target and the performance weights described above, the Committee approved annual incentive payments to the NEOs (together with the other independent members of the Board for the CEO) as follows:

	Actual 2008 AIP Payment
Named Executive Officer	$ Amount	% of Salary	% of Target
Dennis E. Wheeler, Chairman, President & CEO	$310,564	53%	75.5%

Mitchell J. Krebs, Sr. VP & CFO	$82,480	32%	70.5%

Richard M. Weston, Sr. VP Operations	$81,512	28%	62.5%

Donald J. Birak, Sr. VP Exploration	$78,028	30%	66.5%

Alan L. Wilder, Sr. VP Project Development	$80,842	32%	70.5%

Mr. Sabala resigned from the Company during 2008 and therefore he did not receive an annual incentive payment for 2008.

Discretionary Bonus Payments

The Committee has the discretion to award cash or equity bonuses outside of the parameters of the AIP formula. However, such discretionary bonuses are infrequently awarded. Factors that the Committee may consider in deciding whether to award such bonuses include extraordinary personal or Company achievement or results due to the individual’s leadership, direction or effort, either within or outside of the specific objectives established under the AIP. Prior to granting the special achievement and major transaction bonuses noted in our 2008 Proxy Statement, the Committee had not previously exercised its discretionary ability to direct such bonus payments. The Committee may also limit AIP awards when performance criteria are satisfied. However, the Committee has never used its discretionary power to limit AIP awards.

In 2008, the Committee awarded discretionary bonuses as follows:

Promotion Bonus:  Effective March 21, 2008, Mitchell J. Krebs was promoted to Senior Vice President — Chief Financial Officer upon the resignation of James A. Sabala. The Committee awarded Mr. Krebs a special one-time discretionary cash bonus of $25,000 upon his promotion, in recognition of his contributions to the Company and to acknowledge his taking on a more significant leadership role in the Company.

Major Transaction Bonus:  In December 2007, the Company completed the acquisition of Palmarejo Silver and Gold Corporation and Bolnisi Gold. The primary benefits and ramifications of this major transaction are as follows:

•	Adds one of the largest and highest quality silver & gold projects being built in the world today to the Company’s pipeline of projects to help ensure a solid future;

•	When it begins production in 2009, Palmarejo will nearly double the Company’s current production profile;

•	Based on an initial eleven year mine plan, Palmarejo has the capacity to produce an average of 9 million ounces of silver and 120,000 ounces of gold annually; and

•	With the addition of Palmarejo, company-wide cash costs per silver ounce are projected to approach industry-low figures.

In recognition of the successful close of the transaction, which required a level of effort during 2007 that was significantly over and above the ongoing responsibilities of the key employees responsible for the transaction, the Committee, together with the other independent members of the Board, determined in January 2008 that it was appropriate to award a special one-time “Major Transaction Bonus” to these employees. These employees included our NEOs. The NEOs who were awarded a Major Transaction Bonus and the bonus amounts are as follows:

	Major Transaction Bonus
Named Executive Officer	Amount	% of 2007 Salary
Dennis E. Wheeler, Chairman, President & CEO	$559,650	100%

Mitchell J. Krebs, Sr. VP & CFO	$325,000	140%

Richard M. Weston, Sr. VP Operations	$258,000	100%

Donald J. Birak, Sr. VP Exploration	$242,000	100%

Alan L. Wilder, Sr. VP Project Development	$248,000	100%

James A. Sabala, Former Exec. VP & CFO	$279,450	100%

Mr. Krebs was awarded a larger bonus as a percentage of salary than the other NEOs, based on the Committee’s assessment that his contribution to the transaction exceeded that of the other NEOs. One-half of the bonus was paid to these employees in cash in January 2008. The other half will be paid in cash after the Company books silver sales from Palmarejo (expected in the first half of 2009), provided that the employee is a full-time employee of the Company in good standing at that time. Mr. Sabala forfeited the second half of his bonus when he resigned from the Company in March 2008. The Committee believes that this payout arrangement balances the interests of both the recipients and shareholders, in that it recognizes the successful close of the transaction and also ensures that there is alignment between the bonus and the expected benefits of acquisition. The Board reserves the right to pay — or not to pay — a major transaction bonus for any future transactions, as it deems appropriate.

Long-Term Incentive Plan (LTIP)

The primary purpose of our long-term incentive plan is to align the interests of our executives with those of the shareholders by rewarding the executives for creating shareholder value over the long-term. The LTIP is also an attractive vehicle for attracting and retaining executive talent in the highly competitive mining market.

Forms and Mix of Long-Term Incentive Compensation:  The Company’s 2003 Long-Term Incentive Plan provides for the award of stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, and cash-based awards. Since 2006, the Committee has used stock options, restricted stock, and performance shares in its LTIP grants to executives. In 2008, as in 2007 and 2006, Coeur’s executives were granted one-third of their long-term incentive value in each of these three forms of equity. This mix provides a strong emphasis on alignment with shareholder interests, balances incentive and retention needs, and minimizes share dilution. Stock options provide alignment with shareholders by focusing the executives on creating shareholder value over the long-term via share price appreciation. Restricted stock is granted with a three-year service vesting requirement for retention purposes, while also providing alignment with shareholders via actual share ownership. Performance shares are earned based on total shareholder return performance relative to the companies in our peer group.

For LTIP grants made in early 2009, the Committee granted stock appreciation rights, restricted stock units and performance units, in addition to stock options, restricted stock, and performance shares. The purpose of granting these non-equity awards was to minimize the level of shareholder dilution resulting from the 2009 LTIP grants, reflecting the impact of the significant drop in the Company’s share price over the past year on the number of shares needed for equity grants. The Committee also granted long-term incentives valued below the target levels for 2009 discussed below in “LTIP Target Opportunities.”

LTIP grants are made on an annual basis. This enables the Committee to adjust the levels, forms, and mix of long-term incentive awards, as appropriate, to respond to changes in the metal mining industry and the broader market, as well as to respond to Company-specific changes and issues. The Committee does not take into account prior equity awards when making annual equity awards to executives. The specific terms of the long-term incentives granted to our NEOs in 2008 are disclosed in the 2008 Grants of Plan-Based Awards table included in this proxy statement.

Timing of Long-Term Incentive Awards:  The Committee makes annual long-term incentive grants to the Company’s executives at its regular first quarter meeting. In 2008, the grants were approved at the January Committee meeting. Grants to the CEO are approved by the independent members of the Board, including the members of the Committee. Grants to the non-CEO executive officers are approved by the Committee, based on the recommendations of the CEO. The Committee meeting date is the effective grant date for equity grants, unless Board approval is required. The exercise price for stock options and the grant price for restricted stock and performance shares is the higher of the closing price of the stock on the day of grant (or the day after the grant day if the grant day falls on a weekend or non-market day) or the par value per share. For executives who are hired during the year, the Committee recommends compensation levels in connection with the Board’s appointment of the executive and may approve equity grants for the executive. The Committee does not coordinate the timing of equity awards with the release of material, non-public information.

LTIP Target Opportunities:  The Committee has established target levels of long-term incentive awards for each executive expressed as a percentage of base salary. The levels are determined based on the competitive market and the desired market positioning, the individual executive’s position, organization level, scope of responsibility, ability to impact our performance, and internal equity among the executives. For 2008, the target long-term incentive values as a percentage of base salary for our NEOs were as follows (unchanged from 2007):

2008 Target LTIP
Opportunity
Named Executive Officer	(% of Salary)
Dennis E. Wheeler, Chairman, President & CEO	175%

Mitchell J. Krebs, Sr. VP & CFO	70%

Richard M. Weston, Sr. VP Operations	90%

Donald J. Birak, Sr. VP Exploration	90%

Alan L. Wilder, Sr. VP Project Development	90%

James A. Sabala, Former Exec. VP & CFO	120%

Based on the Committee’s 2007 competitive market assessment, the Committee determined that, for most of its executives, there was a shortfall in the total compensation opportunity of greater than 10% compared to the intended market 75th percentile positioning. The shortfall was due to a significant gap in the target LTIP opportunities provided to the Company’s executives, also compared to the intended market 75th percentile positioning. The Committee believed that this shortfall placed the Company at a significant disadvantage in retaining our executives. The Committee also determined that increasing the annual target LTIP opportunities would leave the Company exposed to a potential downturn in the competitive market, given the large increases already observed in the market since the prior year. Therefore, the Committee considered and approved a special Market Adjustment LTIP grant of restricted stock, to be provided only to those executives who were below market. The Committee also decided that, to further protect the Company, the grants would be made in two installments, with one-half of the shares provided at the time of the regular LTIP grants in 2007 and one-half in 2008. The second half of the Market Adjustment LTIP grant would remain subject to the Committee’s approval and the executive’s full-time employment with the Company in good standing at that time.

Based on the Committee’s 2008 competitive market assessment, the Committee determined that, for most of its executives, there continued to be a shortfall in the total compensation opportunity of greater than 10% compared to the intended market 75th percentile positioning. The shortfall continued to be due to a significant gap in the target LTIP opportunities provided to the Company’s executives, also compared to the intended market 75th percentile positioning. The Committee also determined that the gap in the target LTIP opportunities compared to market had in fact increased from the prior year, due to an increase in the market target LTIP opportunities since the prior year. The Committee believed that this shortfall continued to place the Company at a significant disadvantage in retaining our executives. The Committee therefore considered and approved the second half of the Market Adjustment LTIP grant in early 2008. The specific terms of the restricted stock granted to the NEOs in 2008 in connection with the Market Adjustment LTIP grant are disclosed in the 2008 Grants of Plan-Based Awards table included in this proxy statement.

The Committee also considered and decided in 2008 that rather than continue the strategy of making up the gap to market by providing discretionary long-term incentive grants, it would increase the annual target LTIP opportunities, beginning with the 2009 LTIP grants. Therefore, as set forth in the following table, the Committee considered and approved an increase in target long-term incentive values as a percentage of base salary for our NEOs. Mr. Sabala is not included in the table because he did not receive a LTIP grant in 2009, due to his resignation in 2008. Mr. Wilder is not included in the table because he also did not receive a LTIP grant in 2009, due to his retirement effective January 15, 2009. As discussed earlier, in 2009 the Committee granted long-term incentives valued below these target levels.

2009 Target LTIP
Opportunity
Named Executive Officer	(% of Salary)
Dennis E. Wheeler, Chairman, President & CEO	280%

Mitchell J. Krebs, Sr. VP & CFO	140%

Richard M. Weston, Sr. VP Operations	140%

Donald J. Birak, Sr. VP Exploration	140%

Stock Options:  Stock options represent one-third of the target LTIP value granted to Coeur’s executives (including our NEOs) in 2008. The number of options granted is determined by dividing the total option grant value by the Black-Scholes value of a single option. The Committee believes that options provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term business strategies. Stock options are issued at the higher of the par value per share or 100% of the fair market value to assure that executives will receive a benefit only when the stock price increases. Stock options are therefore aligned with shareholder interests. Stock options generally have value for the executive only if the executive remains employed for the period required for the options to vest. Stock options therefore provide retention value. Stock options granted in 2008 vest at a rate of 33 1/3% per year and expire at the end of ten years (or earlier in the case of termination of employment).

Restricted Stock:  Restricted stock represents one-third of the target LTIP value granted to Coeur’s executives (including our NEOs) in 2008. The number of restricted shares granted is determined by dividing the total restricted stock grant value by the higher of the par value per share or the fair market value, as defined above. The Committee believes that restricted stock provides alignment with shareholders via actual share ownership while also providing retention value and therefore also continuity in the Company’s senior leadership team. Restricted stock also balances the more volatile rewards associated with stock options by providing value to the executives even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the executives (for example, a drop in the market prices of silver and gold). Restricted stock granted in 2008 vests at a rate of 33 1/3% per year based on continued employment with the Company. Holders of restricted stock may, if the Committee so determines, receive dividends, if any, and exercise voting rights on their restricted stock during the period of restriction. There are no performance restrictions associated with the grants of restricted stock. The Committee may grant restricted stock with alternative vesting schedules or with performance restrictions as deemed necessary to achieve the desired business goals.

Performance Shares:  Performance shares represent one-third of the target LTIP value granted to Coeur’s executives (including our NEOs) in 2008. The target number of performance shares granted is determined by dividing the target performance share grant value by the higher of the par value per share or the fair market value, as defined above. Performance is measured over a three-year period in comparison to the peer group described above. Performance shares are earned based on our total shareholder return (“TSR”) performance over a three-year period relative to our peer group. TSR is defined as stock price appreciation plus dividends and any cash-equivalent distributions. TSR is calculated using the three-month average share price at the beginning and end of the period (i.e., three-month averages ending December 31, 2007 and December 31, 2010 for the 2008-2010 grant). This measure is intended to focus the Company’s executives on creating shareholder value, while providing further alignment with shareholders via the use of shares. Performance is measured relative to peers in order to mitigate the impact of metal prices on the ultimate award value, as the share prices of our peers are similarly influenced by realized metal prices. Measuring TSR relative to peers also provides alignment with shareholders by rewarding for the creation of shareholder value in excess of what our shareholders could realize by investing in other companies in our industry. For the 2008-2010 performance period, the relative TSR performance scale and the corresponding number of shares earned as a percentage of target were set by the Committee as follows (unchanged from prior performance periods):

Number of
	TSR Percentile Rank	Shares Earned
Performance Level	(vs. Peer Group)	(% of Target)
Maximum	75th percentile	200% of target

Target	50th percentile	100% of target

Threshold	25th percentile	25% of target

No performance shares are earned if the Company’s performance is below threshold. The number of performance shares earned is interpolated for relative TSR performance between threshold and target levels and for performance between target and maximum levels. As performance shares are earned, shares of Coeur common stock are issued to the participant.

For the 2006-2008 performance period, the Company performed below the 25th percentile of the peer group and therefore no performance shares were earned. The table below sets forth the threshold, target and maximum TSR performance levels for the 2006-2008 performance period, corresponding respectively to the 25th, 50th and 75th percentile TSR performance of the peer group, and the Company’s TSR performance.

Number of
	2006-2008 TSR	Shares Earned
Performance Level	(Annualized)	(% of Target)
Maximum	6.68%	200% of target

Target	−11.02%	100% of target

Threshold	−18.72%	25% of target

Coeur	−42.53%	0% of target

Benefits and Perquisites

The primary purpose of providing benefits and limited perquisites to Coeur’s executives is to attract and retain the talent to manage the company. The Committee intends the type and value of benefits and perquisites offered to be competitive with overall market practices. Details of the benefits and perquisites provided to our NEOs are disclosed in the All Other Compensation column of the 2008 Summary Compensation Table set forth in this proxy statement.

The primary benefits for the Company’s executives include participation in the Company’s broad-based plans: the 401(k) and defined contribution retirement plan (which includes matching Company contributions), health and dental coverage, various company-paid insurance plans, including disability and life insurance, paid time off and paid holidays. The Company also provides certain expatriate benefits and supplementary allowances to its expatriate employees, as the Company deems appropriate and consistent with typical market practices.

With respect to perquisites, Coeur prefers to take a minimalist approach. In general, Coeur will provide a specific perquisite only when the perquisite provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value, such as ensuring the health of the executives. In addition, perquisites that promote efficient performance of the Company’s executives are also considered. The limited perquisites Coeur provides its executives may include an automobile allowance or company vehicle and fuel allowance, physical exam, and home office expense.

Employment Agreements

The Company has employment agreements with each of its Named Executive Officers. The agreements specify the terms and conditions of employment, the duties and responsibilities of the executive during this term, the compensation and benefits to be provided by the Company in exchange for the executive’s services, the compensation and benefits to be provided by the Company in the event of a qualifying termination of employment not preceded by a change-in-control of the Company, and the compensation and benefits to be provided by the Company in the event of a qualifying termination of employment that is preceded by a change-in-control of the Company. The Committee believes that such agreements benefit the Company by clarifying the terms of employment and ensuring the Company is protected by noncompete and nondisclosure provisions.

Coeur has an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a term of employment through December 31, 2010 unless terminated or modified by the Company by written notice, subject to the terms and conditions of the agreement. Effective December 31, 2008, Mr. Wheeler’s employment agreement was amended to comply with Section 409A of the Internal Revenue Code. Mr. Wheeler’s employment agreement, which calls for a base salary of $587,633 plus annual incentive compensation, includes similar change-in-control provisions as those included in the executive change-in-control agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary and eligible annual incentive plan payment at the time of his death.

Effective March 7, 2008, Coeur entered into an amendment to our employment agreement with Mitchell J. Krebs in connection with his appointment to the position of Senior Vice President — Chief Financial Officer. The term of the agreement expires July 31, 2009. Effective December 31, 2008, Mr. Krebs’ employment agreement was amended to comply with Section 409A of the Internal Revenue Code. His agreement calls for a base salary of $262,449 plus annual incentive compensation. Mr. Krebs’s employment agreement includes the same change-in-control provisions as those included in the executive change-in-control agreements described below.

Effective July 31, 2008, Coeur entered into an amendment to our employment agreement with Richard M. Weston, pursuant to which he was employed as Senior Vice President, Operations, to extend his term through July 31, 2010. Effective December 31, 2008, Mr. Weston’s employment agreement was amended to comply with Section 409A of the Internal Revenue Code. His agreement calls for a base salary of $289,820 plus annual incentive compensation and certain expatriate benefits. Mr. Weston’s employment agreement includes the same change-in-control provisions as those included in the executive change-in-control agreements described below.

Effective July 31, 2008, the Company entered into an amendment to our employment agreement with Donald J. Birak, pursuant to which he was employed as Senior Vice President, Exploration, to extend the term through July 31, 2010. Effective December 31, 2008, Mr. Birak’s employment agreement was amended to comply with Section 409A of the Internal Revenue Code. His agreement calls for a base salary of $262,449 plus annual incentive compensation. Mr. Birak’s employment agreement includes the same change-in-control provisions as those included in the executive change-in-control agreements described below.

Coeur had an employment agreement with Alan L. Wilder, pursuant to which he was employed as Senior Vice President, Project Development, until January 15, 2009. Effective December 31, 2008, Mr. Wilder’s employment agreement was amended to comply with Section 409A of the Internal Revenue Code. His agreement called for a base salary of $255,440 plus annual incentive compensation. Mr. Wilder’s employment agreement included the same change-in-control provisions as those included in the executive change-in-control agreements described below. Mr. Wilder’s employment with Coeur ended January 15, 2009. Mr. Wilder continues to provide his services to the Company in a limited consulting capacity.

In addition to the above described employment agreements, the Company has change-in-control agreements with a total of seven executive officers that provide for certain benefits that will be payable to the executives in the event of a change-in-control and the termination of the executive’s employment within two years after such change-in-control for any reason other than for cause, disability, death, normal retirement or early retirement. These agreements continue from year-to-year unless terminated by the Company by written notice. The term

“change-in-control” for purposes of the executive change-in-control agreements has the same meaning as that discussed below under “Change-in-Control Agreements.”

Termination of Employment/Severance and Change-in-Control (“CIC”) Arrangements

The Committee believes severance arrangements are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a highly competitive market. The benefits payable to an executive in the event of a qualifying termination of employment include payments for the remaining duration of the agreement at the following levels:

•	Payment of the executive’s full base salary for the term;

•	Short-term and long-term bonuses at 100% of the target levels under the AIP and LTIP provided at the time of the termination; and

•	The continued participation in the Company’s welfare benefits plans to include health, dental, disability, and life insurance for the term.

Regarding the CIC provisions, the Committee believes that these agreements are important to provide reasonable compensation opportunities in the unique circumstances of a CIC that are not provided by the Company’s other compensation programs. The Committee believes that CIC benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the Company before a transaction closes. The Committee also believes that these provisions motivate the executives to make decisions that are in the best interests of the shareholders should a transaction take place. They do this by providing executives with the necessary job stability and financial security during a CIC transaction (and the subsequent period of uncertainty) to help them stay focused on managing the Company rather than on their own personal employment situation. The Committee believes that all of these objectives serve the shareholders’ interests. The Committee also believes that CIC agreements are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a highly competitive market.

The following benefits are payable to an executive in the event of a CIC and a subsequent qualifying termination of employment within two years following the change-in-control and include lump sum payments consisting of the following:

•	Payment of the executive’s full base salary;

•	Short-term and long-term bonuses at 100% of the target levels provided at the time of the termination under the AIP and LTIP;

•	The continued payment of all medical, dental and long-term disability benefits or costs of benefits;

•	Acceleration of the exercise date and vesting of all outstanding stock options, stock appreciation rights, restricted stock, restricted stock units, performance plan awards and performance shares granted by Coeur under the executive compensation programs described above; and

•	The granting to the executive of continued vesting credit for purposes of determining the executive’s retirement benefits under the Company’s Defined Contribution and 401(k) Retirement Plan.

For all of the NEOs except the CEO, the agreements provide for special circumstances in the event the payment provided would constitute “parachute payments” under Section 280G of the Internal Revenue Code. In this case, the payment will be reduced to the amount that will result in no portion being subject to the excise tax. This clause limits the exposure of the Company and of the executives to the parachute payment rules. Because of the critical nature of his position, the CIC agreement for the CEO provides that for any payment that qualifies as an “excess parachute payment,” the Company will pay an additional amount in cash so that the net amount retained by him after the deduction of all applicable taxes will be equal to the initial CIC payment.

The employment agreements and severance and CIC provisions were developed by the Company and the Committee based on market and industry competitive practice. The Company periodically reviews, along with the Committee, the benefits provided under the agreements to ensure that they continue to serve Coeur’s interests in retaining these key executives, are consistent with market and industry practice, and are reasonable.

Supplementary Compensation Policies

The Committee has established additional policies to ensure that the overall compensation structure is responsive to shareholder interests and competitive with the market. These specific policies are outlined below. The Committee has not established a “clawback” policy to recoup incentive awards that were earned based on performance that was later restated or adjusted, so that the awards would not have been earned. The Committee has also not established a stock ownership policy or holding period requirements for company stock earned from LTIP grants.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid by a public company to certain of its most highly compensated executives to $1 million, per executive, per year. However, there are exceptions for payments made by a public company due to death, disability, a change-in-control or for those payments that are performance based. In February of 2008, the Internal Revenue Service issued various rulings that concluded payments made pursuant to employment contracts, irrespective of performance, based upon voluntary retirement, resignation or termination without cause will prevent such compensation from meeting the performance-based exception, even in years the performance goals were attained. These rulings are prospective and will not apply to compensation paid with respect to performance periods which commence on or before January 1, 2009, and payments pursuant to employment contracts that were in effect on February 21, 2008, without consideration for extensions, renewals and evergreen provisions.

The Committee believes that the stock options and performance shares granted to the Company’s NEOs under the 2003 Long-Term Incentive Plan generally qualify under Section 162(m) as performance-based compensation. The Committee also believes that the portion of the Annual Incentive Plan that pays out based on the achievement of corporate goals qualifies under Section 162(m). Grants of service-vesting restricted stock are not performance-based, and therefore are potentially not deductible. However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation. The Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives, and to promote business objectives that may not necessarily align with the requirements for full deductibility under Section 162(m). Consequently, the Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Individual Tax Treatment

For individual tax purposes, the Company typically withholds common shares to cover income taxes resulting from the vesting of restricted stock, or payment of common stock earned upon satisfaction of performance share targets.

2008 SUMMARY COMPENSATION TABLE

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers of the Company during the years ended December 31, 2006, 2007 and 2008: (i) Dennis E. Wheeler, Chairman of the Board, President, and Chief Executive Officer; (ii) Mitchell J. Krebs, Senior Vice President and Chief Financial Officer; (iii) Richard M. Weston, Senior Vice President, Operations, Donald J. Birak, Senior Vice President, Exploration, and Alan L. Wilder, Senior Vice President, Project Development, which persons were the three most highly compensated executive officers whose total compensation exceeded $100,000 during 2008; and (iv) James A. Sabala, Coeur’s former Executive Vice President and Chief Financial Officer who resigned effective March 21, 2008. The identification of such Named Executive Officers is determined based on the individual’s total compensation for the years ended December 31, 2006, 2007 and 2008, as reported below.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred
				Stock	Option	Compensation	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation	Total
Position	Year	($)	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)

Dennis E. Wheeler	2008	$587,633	$0	$930,489	$334,328	$310,564	0	$82,143	$2,245,157
Chairman, President &	2007	$560,234	$379,825	$1,230,852	$491,343	$391,055	0	$80,018	$3,133,327
Chief Executive Officer	2006	$539,438	$0	$518,943	$426,619	$335,790	0	$77,156	$1,897,946
Mitchell Krebs(g)	2008	$262,558	$25,000	$139,154	$52,969	$82,480	0	$84,474	$646,635
Senior Vice President	2007	$232,947	$187,500	$122,022	$50,406	$109,143	0	$34,924	$736,943
Chief Financial Officer	2006	$223,500	$0	$70,106	$60,340	$85,377	0	$32,505	$471,828
Richard Weston	2008	$295,586	$0	$214,938	$60,983	$81,512	0	$93,557	$746,576
Senior Vice President	2007	$247,270	$129,000	$12,896	$33,282	$109,076	0	$36,500	$521,846
Operations	2006	$205,226	$15,000	$34,488	$22,668	$70,499	0	$25,071	$372,952
Donald J. Birak	2008	$262,758	$0	$171,930	$70,386	$78,028	0	$36,985	$620,087
Senior Vice President	2007	$241,014	$146,000	$153,356	$67,105	$110,042	0	$36,138	$753,654
Exploration	2006	$220,912	$0	$89,997	$81,624	$86,387	0	$32,361	$511,281
Alan L. Wilder(h)	2008	$255,786	$0	$181,616	$72,189	$80,842	0	$38,671	$629,104
Senior Vice President	2007	$246,971	$149,000	$158,931	$67,695	$110,292	0	$36,070	$768,959
Project Development	2006	$226,050	$50,000	$82,017	$70,251	$79,150	0	$31,451	$538,919
James A. Sabala(g)	2008	$91,718	$0	*	*	$0	0	$11,877	$103,595
Former Executive Vice	2007	$279,525	$159,725	$198,925	$103,974	$134,803	0	$39,271	$916,223
President &Chief Financial Officer	2006	$268,333	0	$146,559	$125,003	$114,600	0	$36,539	$691,034

Explanatory Notes:

(a)	The dollar value of bonus earned during the fiscal year. A one-time discretionary major transaction bonus was awarded to key executives for the consummation of the merger with Bolnisi Gold and Palmarejo Silver & Gold in December 2007. One-half of this major transaction bonus was paid in January 2008 and was included in the 2007 charted amounts above; the balance of this major transaction bonus will be paid upon booked silver sales from Palmarejo (expected in the first half of 2009). Additionally, Mr. Krebs received a promotional bonus in March 2008 of $25,000.

(b)	The portion of the fair value of stock awards, as calculated in accordance with FAS 123R, that represent earned compensation cost recognized for the year as reflected in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008, including both amounts recorded as compensation expense in the income statement and amounts earned during the period that are capitalized on the balance sheet. For Mr. Sabala, accumulated expense on non-vested awards that is recorded as compensation expense in prior years is reversed in the period of termination, resulting in a reduction in current period compensation expense of $101,104. For additional information see Note M to such financial statements.

(c)	The portion of the fair value of option awards, as calculated in accordance with FAS 123R, that represent earned compensation cost recognized for the year as reflected in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008, including both amounts recorded as compensation expense in the income statement and amounts earned during the period that are capitalized on the balance sheet. For Mr. Sabala, accumulated expense on non-vested awards that is recorded as compensation expense in prior years is reversed in the period of termination, resulting in a reduction in current period compensation expense of $31,575. For additional information see Note M to such financial statements.

(d)	The dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans (i.e., amounts earned, not paid out) and all earnings on any outstanding awards. For 2008, the values are Annual Incentive Plan awards made on February 9, 2009 for performance during 2008. The criteria for such awards is described in detail in the Compensation Discussion and Analysis.

(e)	The Company does not maintain a Defined Benefit Pension Plan or a Non Qualified Deferred Compensation Plan.

(f)	All other compensation, including perquisites, gross-ups, and amounts paid or accrued under termination or change-in-control arrangements. Mr. Wheeler’s total includes $21,750 per year in executive physicals for himself and his spouse and $1,500 representing the personal portion of the use of a company provided automobile. Mr. Krebs received $11,919 and Messrs. Wilder and Birak each received $11,986 and Mr. Sabala received $2,677 as a personal vehicle allowance for company use. Mr. Krebs received relocation benefits in the amount of $53,455 during the year and Mr. Weston received $21,350 in company-paid housing and $14,441 under the company’s tax equalization plan for expatriate employees. Also includes contributions to the Defined Contribution and 401(k) Retirement Plan (the “Retirement Plan”) and amounts credited to our Non-Qualified Supplemental Retirement Plan (the “Supplemental Plan”) prior to its termination and for cash payments in lieu of contributions to the Supplemental Plan thereafter. All U.S. employees are eligible to participate in the Retirement Plan. The amount of our annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants’ aggregate compensation. For the year 2008, the contribution was 4%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 100% compensation, subject to a maximum contribution of $15,500 and an additional $5,000 catch-up if age 50 or over. The Company contributes an amount equal to 100% of the first 3% of an employee’s contribution and 50% of the next 2% of an employee’s contribution. Defined contributions under the Retirement Plan are fully vested after six years of employment and the Company’s match contribution vests immediately. Retirement benefits under the Retirement Plan are based on a participant’s investment fund account upon retirement. For 2008, each of Messrs. Wheeler, Krebs, Birak and Wilder were credited with an additional contribution based on 5% of their income in excess of the above-referenced Retirement Plan limit of $51,956, $16,331, $13,089, and $12,956 respectively. Mr. Weston, who does not participate in the Company’s Defined Contribution and 401(k) Plan, received additional compensation of $26,000 (USD) as company-paid contribution to the Australian Superannuation Fund.

(g)	Effective March 21, 2008, Mr. Sabala resigned as Executive Vice President — Chief Financial Officer and Mr. Krebs was appointed Senior Vice President — Chief Financial Officer.

(h)	Effective January 15, 2009, Mr. Wilder retired from Coeur.

2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were made to the named executive officers during 2008, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FAS 123(R). Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise or	Date Fair
		Estimated Possible Payouts			Estimated Future Payouts			Number of	Number of	Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			Shares of	Securities	Price of	Stock and
	Grant	Plan Awards			Awards			Stock or	Underlying	Option	Option
Name and Principal	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Award
Position	(a)	($)(b)	($)(b)	($)(b)	(#)(c)	(#)(c)	(#)(c)	(#)(d)	(#)(e)	($/Sh)(f)	(g)

Dennis E. Wheeler		205,672	411,343	822,686
Chairman,	1/10/2008				16,828	67,311	134,622				$326,458
President &	1/10/2008							67,311			$326,458
Executive	1/10/2008							42,743			$207,304
Officer	1/10/2008								131,109	$4.85	$326,461
Mitchell Krebs (h)		59,051	118,102	236,204
Senior Vice	1/10/2008				2,801	11,203	22,406				$54,335
President	1/10/2008							11,203			$54,335
Chief Financial	1/10/2008							10,974			$53,224
Officer	1/10/2008								21,822	$4.85	$54,337
Richard Weston		65,210	130,419	260,838
Senior Vice	1/10/2008				3,990	15,958	31,916				$77,396
President	1/10/2008							15,958			$77,396
Operations	1/10/2008							23,474			$113,849
	1/10/2008								31,084	$4.85	$77,399
Donald J. Birak		59,051	118,102	236,204
Senior Vice	1/10/2008				3,742	14,969	29,938				$72,600
President	1/10/2008							14,969			$72,600
Exploration	1/10/2008							11,257			$54,596
	1/10/2008								29,156	$4.85	$72,598
Alan L. Wilder (i)		57,474	114,948	229,896
Senior Vice	1/10/2008				3,835	15,340	30,680				$74,399
President	1/10/2008							15,340			$74,399
Project	1/10/2008							12,659			$61,396
Development	1/10/2008								29,879	$4.85	$74,399
James A. Sabala (h)		N/A	N/A	N/A
Former Executive Vice	1/10/2008				5,762	23,047	46,094				$91,958
President & Chief	1/10/2008							23,047			$91,958
Financial Officer	1/10/2008								44,891	$3.99	$111,779

Explanatory Notes:

(a)	Date of Grants for 2008 under the Annual Incentive Plan and Long Term Incentive Plan.

(b)	The dollar value of the estimated future payout upon satisfaction of the conditions in question under non-equity incentive plan awards granted in the fiscal year, or the applicable range of estimated payouts denominated in dollars (threshold, target, and maximum amount).

(c)	The number of performance shares of stock, to be paid out or vested upon satisfaction of the conditions in question, or the applicable range of estimated payouts denominated in the number of shares of stock, or the number of shares of underlying options under the award (threshold at 25%, target at 100%, and maximum amount at 200%). Determined by comparison of the Company’s total shareholder returns to its peers. In addition, refer to the discussion in the LTIP Section of the CD & A.

(d)	The number of shares of stock (e.g. restricted stock) granted in the fiscal year that are not required to be disclosed in the table under “Estimated Future Payouts Under Equity Incentive Plan Awards”. The second figure, where applicable, is the number of shares of stock granted as part of the special Market Adjustment grant as explained in the LTIP Section of the CD & A. These shares vest equally over a two year period.

(e)	The number of shares underlying options granted in the fiscal year that are not required to be disclosed in the table under “Estimated Future Payouts Under Equity Incentive Plan Awards.”

(f)	The per-share exercise or base price of the options granted in the fiscal year.

(g)	Fair Market Value of stocks and options granted on the award date.

(h)	Effective March 21, 2008, Mr. Sabala resigned as Executive Vice President — Chief Financial Officer and Mr. Krebs was appointed Senior Vice President — Chief Financial Officer.

(i)	Effective January 15, 2009, Mr. Wilder retired from Coeur.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at December 31, 2008, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan Awards:
			Equity					Awards:	Market
			Incentive					Number	or Payout
			Plan Awards:				Market	of Unearned	Value of
		Number of	Number			Number of	Value of	Shares,	Unearned
	Number of	Securities	of Securities			Shares or	Shares or	Units or	Shares,
	Securities	Underlying	Underlying			Units of	Units of	Other	Units or
	Underlying	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Other Rights
	Unexercised	Options(#)	Unearned	Exercise	Option	Have Not	Have Not	Have	That Have
Name and Principal	Options(#)	Unexercisable	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Position	Exercisable	(a)	(#)	($)	Date	(#)(b)	($)	(#)(c)	($)(d)

Dennis E. Wheeler	26,820		—	$3.56	3/21/2010	219,693	$193,330	210,500	$185,240
Chairman,	218,586		—	$0.74	12/17/2011
President & Chief	27,712		—	$1.23	3/19/2012
Executive Officer	223,506		—	$1.85	9/17/2012
	62,553		—	$1.63	10/2/2012
	109,971		—	$7.09	2/19/2014
	207,237		—	$3.92	2/16/2015
	61,523	30,761	—	$5.14	2/20/2016
	41,065	82,128		$3.99	3/20/2017
		131,109		$4.85	1/10/2018
Mitchell Krebs(e)	15,836		—	$7.09	2/19/2014	43,552	$38,326	35,035	$30,831
Senior Vice	28,421		—	$3.92	2/16/2015
President & Chief	10,240	5,119	—	$5.14	2/20/2016
Financial Officer	6,835	13,670		$3.99	3/20/2017
		21,822		$4.85	1/10/2018
Richard Weston	8,582	4,282		$5.14	2/20/2016	68,916	$60,646	11,414	$0
Senior Vice President	5,729	11,456		$3.99	3/20/2017			24,518	$21,576
Operations		31,084		$4.85	1/10/2018
Donald J. Birak	22,544		—	$7.09	2/19/2014	51,786	$45,572	46,089	$40,558
Senior Vice President	40,461		—	$3.92	2/16/2015
Exploration	12,958	6,478	—	$5.14	2/20/2016
	9,132	18,264		$3.99	3/20/2017
		29,156		$4.85	1/10/2018

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan Awards:
			Equity					Awards:	Market
			Incentive					Number	or Payout
			Plan Awards:				Market	of Unearned	Value of
		Number of	Number			Number of	Value of	Shares,	Unearned
	Number of	Securities	of Securities			Shares or	Shares or	Units or	Shares,
	Securities	Underlying	Underlying			Units of	Units of	Other	Units or
	Underlying	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Other Rights
	Unexercised	Options(#)	Unearned	Exercise	Option	Have Not	Have Not	Have	That Have
Name and Principal	Options(#)	Unexercisable	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Position	Exercisable	(a)	(#)	($)	Date	(#)(b)	($)	(#)(c)	($)(d)

Alan L. Wilder(f)	43,421		—	$3.92	2/16/2015	55,096	$48,484	45,213	$39,787
Senior Vice President	13,259	6,629	—	$5.14	2/20/2016
Project Development	9,359	18,716		$3.99	3/20/2017
		29,879		$4.85	1/10/2018
James A. Sabala(e)	0	0	—	n/a	n/a	0	$0	0	$0
Former Executive
Vice President & Chief Financial Officer

Explanatory Notes:

(a)	The total number of stock options unvested. For Mr. Wheeler 43,704 vested 1/10/09; 30,761 vested 02/20/09; 41,064 vests 03/20/09; 43,703 vests 1/10/10; 41,064 vests 03/20/10 and 43,702 vests 1/10/11. For Mr. Krebs 7,275 vested 1/10/09; 5,119 vested 2/20/09; 6,835 vests 3/20/09; 7,274 vests 1/10/10; 6,835 vests 03/20/10 and 7,273 vests 1/10/11. For Mr. Weston 10,362 vested 1/10/09; 4,291 vested 2/20/09; 5,728 vests 3/20/09; 10,362 vests 1/10/10; 5,728 vests 3/20/10 and 10,360 vests 1/10/11. For Mr. Birak 9,719 vested 1/10/09; 6,478 vested 02/20/09; 9,132 vests 03/20/09; 9,719 vests 1/10/10; 9,132 vests 3/20/2010 and 9,718 vests 1/10/11. For Mr. Wilder 9,960 vested 1/10/09; the remaining unexercisable options were forfeited with the end of his employment on 1/15/09.

(b)	The total number of shares of stock granted and unvested. For Mr. Wheeler 43,809 vested 1/10/09; 20,456 vested 02/20/09; 44,592 vests 03/20/09; 43,808 vests 1/10/10; 44,591 vests 03/20/10 and 22,437 vests 1/10/11 For Mr. Krebs 9,222 vested 1/10/09; 3,404 vested 02/20/09; 8,986 vests 03/20/09; 9,221 vests 1/10/10; 8,985 vests 03/20/10 and 3,734 vests 1/10/11. For Mr. Weston 17,057 vested 1/10/09; 2,853 vested 2/20/09; 13,316 vests 3/20/09; 17,056 vests 1/10/10; 13,315 vests 3/20/10 and 5,319 vests 1/10/11. For Mr. Birak 10,619 vested 1/10/09; 4,308 vested 02/20/09; 10,626 vests 03/20/09; 10,618 vests 1/10/10; 10,626 vests 03/20/10 and 4,989 vests 1/10/11. For Mr. Wilder 11,444 vested 1/10/09; the remaining shares yet to vest were forfeited with the end of his employment on 1/5/09.

(c)	The total number of performance shares which do not vest until 3 years from date of grant.

(d)	The total value having fair market value at close of business at end of the fiscal year (12/31/08).

(e)	Effective March 21, 2008, Mr. Sabala resigned as Executive Vice President — Chief Financial Officer and Mr. Krebs was appointed Senior Vice President — Chief Financial Officer.

(f)	Effective January 15, 2009, Mr. Wilder retired from Coeur.

2008 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during 2008 for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(a)	(#)	($)(b)

Dennis E. Wheeler, Chairman, President & Chief Executive Officer	—	—	101,406	$453,464
Mitchell Krebs, Senior Vice President Chief Financial Officer(c)	—	—	17,378	$76,786
Richard Weston, Senior Vice President Operations	—	—	16,170	$68,056
Donald J. Birak, Senior Vice President Exploration	—	—	22,033	$97,867
Alan L. Wilder, Senior Vice President Project Development(d)	—	—	23,372	$103,728
James A. Sabala, Former Executive Vice President & Chief Financial Officer(c)	—	—	26,730	$121,519

Explanatory Notes:

(a)	The aggregate dollar value realized upon exercise of options (i.e., the difference between the market price of the underlying shares at exercise and the exercise price), or upon the transfer of an award for value.

(b)	The aggregate dollar value realized upon vesting of stock (i.e., the number of shares times the market price of the underlying shares on the vesting date), or upon the transfer of an award for value.

(c)	Effective March 21, 2008, Mr. Sabala resigned as Executive Vice President — Chief Financial Officer and Mr. Krebs was appointed Senior Vice President — Chief Financial Officer.

(d)	Effective January 15, 2009, Mr. Wilder retired from Coeur.

PENSION BENEFITS AND NON-QUALIFIED DEFERRED COMPENSATION

The Company does not maintain a Defined Benefit Pension Program nor does it provide a Non-Qualified Deferred Compensation Program.

Potential Payments Upon Termination or Change-in-Control

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment or change-in-control assuming the triggering event took place on December 31, 2008 (i.e., the last business day of 2008) and the price per share of the Company’s shares is the closing market price as of that date.

				Acceleration
				and
				Continuation
			Continuation	of Equity
			of Medical/	Awards
		Incremental	Welfare	(Unamortized
	Cash	Pension	Benefits	Expenses
	Severance	Benefit	(Present	as of	Excise Tax	Total
	Payments	(Present	Value)	12/31/08)	Gross-up	Termination
Name and Principal Position	(a)	Value)	(b)	(c)	(d)	Benefits

Dennis E. Wheeler, Chairman, President & Chief Executive Officer
• Not for cause-involuntary	6,082,002	0	33,589	0	0	6,115,591
• Death & Disability	998,976	0	0	0	0	998,976
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-in-Control	6,082,002	0	33,589	0	2,505,681	8,621,272
Mitchell Krebs, Senior Vice President Corporate Development(e)(f)
• Not for cause-involuntary	846,398	0	14,545	115,986	0	976,929
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-in-Control	1,128,531	0	16,655 22,820	115,986	0	1,261,172
Richard Weston, Senior Vice President Operations(e)
• Not for cause-involuntary	1,021,616	0	28,392	168,292	0	1,218,300
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-in-Control	1,362,154	0	32,510	168,292	0	1,562,956
Donald J. Birak, Senior Vice President Exploration(e)
• Not for cause-involuntary	925,133	0	30,468	148,365	0	1,103,966
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-in-Control	1,233,510	0	34,887	148,365	0	1,416,762
Alan L. Wilder, Senior Vice President Project Development(e)(g)
• Not for cause-involuntary	25,012	0	1,211	154,122	0	180,345
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-in-Control	1,200,568	0	29,468	154,122	0	1,384,158

				Acceleration
				and
				Continuation
			Continuation	of Equity
			of Medical/	Awards
		Incremental	Welfare	(Unamortized
	Cash	Pension	Benefits	Expenses
	Severance	Benefit	(Present	as of	Excise Tax	Total
	Payments	(Present	Value)	12/31/08)	Gross-up	Termination
Name and Principal Position	(a)	Value)	(b)	(c)	(d)	Benefits

James A. Sabala, Former Executive Vice President & Chief Financial Officer(f)
• Not for cause-involuntary	0	0	0	0	0	0
• Death & Disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a Change-in-Control	0	0	0	0	0	0

Explanatory Notes:

(a)	Cash severance payments consist of base salary, annual incentive plan at target, and cash value of long-term incentive plan at target, multiplied by the contract life. In the case of Mr. Wheeler, contract term for change-in-control and employment agreement is three years; for the other Named Executive Officers, contract term is two years for change-in-control and 18 months for employment agreements, except for Mr. Wilder whose employment agreement expired January 15, 2009. For all Named Executive Officers, the cash is paid in a lump sum.

(b)	Represents the net present value of medical and disability for the term of the contract.

(c)	Represents the value of unvested restricted stock and the spread on unvested in-the-money options that would be accelerated on a change in control, pursuant to the 2003 Long-Term Incentive Plan. Options that are not exercised or cashed out on a change in control would have an extended exercise period of 12 months after the termination of a Named Executive Officer’s employment. Under FAS 123R and provisions of the long-term incentive plan, equity awards are expensed upon the participant reaching retirement age as defined under the plan. Mr. Wheeler reached the retirement age during 2007; therefore there are no unamortized expenses relative to his equity awards.

(d)	Upon a change in control, Mr. Wheeler is entitled to an additional payment that would enable him to pay any excise taxes arising from the receipt of excess parachute payments arising from the change in control. This “gross up” payment is designed to provide Mr. Wheeler with a reimbursement, after paying all regular income, employment and additional excise taxes on the gross up payment, sufficient to pay all of the excise tax arising from the operation of the Golden Parachute rules.

(e)	Under provisions in the employment contracts of all of the Named Executive Officers except Mr. Wheeler, the severance payments may be reduced to keep the total payments from exceeding the cap imposed by the Golden Parachute rules. (The reductions for Messrs. Weston, Birak and Wilder would be $531,357, $258,660 and $301,875, respectively.)

(f)	Effective March 21, 2008, Mr. Sabala resigned as Executive Vice President — Chief Financial Officer and Mr. Krebs was appointed Senior Vice President — Chief Financial Officer.

(g)	Effective January 15, 2009, Mr. Wilder retired from Coeur.

DIRECTOR COMPENSATION

Pursuant to our 2005 Non-Employee Directors’ Equity Incentive Plan, outside directors receive an annual retainer of $70,000, of which they must take a minimum of $20,000 in the form of common stock. Each director may elect to receive common stock in lieu of cash for up to the entire $70,000 retainer. The directors of the Company are encouraged to hold common stock in the Company, thereby aligning their interests with those of the shareholders. The chairman fee for the Audit Committee is $10,000 per year and the chairmen fees for the Compensation Committee and the Nominating and Corporate Governance Committee are $7,500. Committee members and chairmen receive $1,500 for each Committee meeting attended.

The following table sets forth information regarding the compensation received by each of the Company’s directors during the year ended December 31, 2008:

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)

James J. Curran	$69,001	$19,999	0	0	0	0	$89,000
Sebastian Edwards	$44,002	$34,998	0	0	0	0	$79,000
Andrew Lundquist	$20,003	$49,997	0	0	0	0	$70,000
Robert E. Mellor	$66,501	$19,999	0	0	0	0	$86,500
John H. Robinson	$65,001	$19,999	0	0	0	0	$85,000
J. Kenneth Thompson	$58,627	$34,998	0	0	0	0	$93,625
Alex Vitale(g)	$50,001	$19,999	0	0	0	0	$70,000
Timothy R. Winterer	$10,504	$69,996	0	0	0	0	$80,500

Explanatory Notes:

(a)	The aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(b)	Each director must receive no less than $20,000 of the annual director’s fee in common stock. Stock is granted in full shares which may not equal exactly $20,000. The total number of shares held under outstanding stock awards by each director as of December 31, 2008, is as follows: James J. Curran — 13,563, Sebastian Edwards — 15,998, Andrew Lundquist — 33,033, Robert E. Mellor — 13,563, John H. Robinson — 20,654, J. Kenneth Thompson — 29,674, Alex Vitale — 16,230, and Timothy R. Winterer — 34,150.

(c)	For awards of stock options, the aggregate grant date fair value computed in accordance with FAS 123(R). The aggregate number of shares subject to outstanding options held by each director as of December 31, 2008, is as follows: James J. Curran-172,236, Sebastian Edwards-0, Andrew Lundquist-0, Robert E. Mellor-33,545, John H. Robinson-49,375, J. Kenneth Thompson-66,349, Alex Vitale-0, and Timothy R. Winterer-68,968.

(d)	The Company does not have Non-Equity Incentive Plans for Directors.

(e)	The Company does not maintain a Defined Benefit Plan for Directors.

(f)	The Company has no other Compensation Plan for Directors other than those addressed in columns (b) and (c).

(g)	Mr. Vitale resigned from the Board on March 17, 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the company’s proxy statement.

J. KENNETH THOMPSON, Chairman
ROBERT E. MELLOR
SEBASTIAN EDWARDS
JOHN H. ROBINSON

CERTAIN RELATED PERSON TRANSACTIONS

Coeur’s policies and procedures for the review, approval or ratification of related person transactions are set forth in the Policies and Procedures Regarding Related Person Transactions attached to our Charter of the Nominating and Corporate Governance Committee, a copy of which is available on our website (www.coeur.com). As more fully explained therein, a related person transaction is a consummated or currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person (i.e., any director or executive officer or nominee for director, or any member of the immediate family of such person) has or will have a direct or indirect material interest. Coeur’s policies and procedures require that the executive officer, director or nominee disclose any such related party transaction to the Nominating and Corporate Governance Committee before, if possible, or as soon as practicable after, the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee becomes aware of the related person transaction. Such executive officer, director or nominee must disclose the particulars of the related party transaction to the Nominating and Corporate Governance Committee, including the identities of the parties, the amount involved in the transaction and the person’s interest in the transaction. The Nominating and Corporate Governance Committee’s decision whether or not to approve or ratify the related person transaction is made in light of the Committee’s determination as to whether consummation of the transaction is believed by the Committee to not be in or have been contrary to the best interests of the Company.

During 2006, Deutsche Bank Securities Inc., an investment banking firm of which Alex Vitale, a former member of the Company’s Board of Directors, is a Managing Director, was paid a total of approximately $3.1 million by the Company for investment banking services in connection with its engagement as underwriter for an equity offering. During 2007, the Company paid no fees to Deutsche Bank Securities Inc. During 2008, the Company paid offering costs of approximately $5.0 million to Deutsche Bank Securities, Inc. relating primarily to the issuance of the Company’s 3.25% Convertible Senior Notes in March 2008. Mr. Vitale resigned from the Board on March 17, 2009.

During 2007 and 2008, the Company paid the firm BlueWater Strategies LLC, a business and government relations consulting and project managing firm of which Andrew Lundquist, a member of the Company’s Board of Directors, is Managing Partner, a total of approximately $120,000 in connection with government relations consulting services primarily relating to our Kensington gold production project in Alaska.

PROPOSAL NO. 2

AUTHORIZATION OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO REDUCE PAR VALUE OF COMMON STOCK

Our Board of Directors has proposed an amendment to paragraph (a) of Article II of our Restated and Amended Articles of Incorporation, as amended (“Restated Articles”). This amendment would reduce the par value of our common stock from $1.00 per share to $0.01 per share and reclassify the outstanding shares of capital stock into such lower par value shares.

Our Restated Articles currently authorize the issuance of shares of common stock with a par value of $1.00 per share. The Board of Directors believes it is in the best interests of our company to amend our Restated Articles to reduce the par value of our common stock to $0.01 per share. The proposed reduction in par value would bring us in line with the practice of other public companies with respect to par value.

The reduction in the par value would not change the number of authorized shares of our common stock. In addition, the reduction in the par value should have no effect on the rights of the holders of our common stock except for the minimum amount per share we may receive upon the issuance of authorized but unissued shares.

A copy of the proposed amendment is attached to this proxy statement as Annex A.

In order to approve Proposal No. 2, a quorum (i.e., a majority of our outstanding shares of common stock) must be represented at the Annual Meeting in person or by proxy and the number of shares voting “FOR” Proposal No. 2 must exceed the number of shares voting “AGAINST” Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AUTHORIZATION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO REDUCE THE PAR VALUE OF OUR COMMON STOCK TO $0.01 PER SHARE.

PROPOSAL NO. 3

AUTHORIZATION TO EFFECT A REVERSE STOCK SPLIT

Our Board of Directors has set forth for approval by our shareholders a proposal to effect a reverse stock split at a 1-for-10 stock split ratio (the “Reverse Split Ratio”). We are seeking the approval of our shareholders to effect the reverse stock split, although such approval is not required under the corporations law of our state of incorporation, Idaho (the “Idaho Business Corporations Act”), to effect a reverse stock split and no amendment to our Restated Articles is required to effect the reverse stock split. In order to approve Proposal No. 3, a quorum (i.e., a majority of our outstanding shares of common stock) must be represented at the Annual Meeting in person or by proxy and the number of shares voting “FOR” Proposal No. 3 must exceed the number of shares voting “AGAINST” Proposal No. 3.

In determining that the Reverse Split Ratio is an appropriate ratio for implementing the reverse stock split following the receipt of shareholder approval, our Board of Directors considered, among other things, factors such as:

•	the historical and projected performance of our common stock before and after the reverse stock split;

•	the prevailing trading price for our common stock and the recent and projected volume level thereof;

•	prevailing market conditions;

•	the ability for us to attract a broader spectrum of substantial, long-term investors;

•	the projected impact of the Reverse Split Ratio on trading liquidity in our common stock and our ability to continue our common stock’s listing on the New York Stock Exchange (“NYSE”);

•	our capitalization (including the number of shares of our common stock issued and outstanding); and

•	the potential effect on our market capitalization as a result of consummating a reverse stock split.

To avoid the existence of fractional shares of our common stock, shareholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of the shareholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all outstanding certificate(s), in an amount equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing sales price of the common stock on the NYSE, as of the effective date.

As of March 19, 2009, we had           shares of common stock issued and outstanding. Based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the reverse stock split, we would have approximately           shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). We do not expect the reverse stock split itself to have any economic effect on our shareholders, debt holders or holders of options, stock appreciation rights, restricted stock units, performance units or restricted stock, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

Our Board of Directors unanimously approved the authorization of the reverse stock split of our common stock with the primary intent of increasing the price per share of our common stock in order to meet the NYSE’s minimum share price criteria for continued listing on the NYSE. Our common stock is publicly traded and listed on the NYSE under the symbol “CDE.” Our Board of Directors believes that consummation of the reverse stock split is likely to improve the trading price of our common stock so that we may maintain the listing of our common stock on the NYSE. In addition, our Board of Directors believes the reverse stock split would also reduce certain of our costs, such as NYSE listing fees, and make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in the Company’s best interests and the best interests of our shareholders.

On November 10, 2008, we were notified in writing by the NYSE that the trading price of our common stock had fallen below the minimum share price criteria of the NYSE’s continued listing standards, as set forth in Section 802.01C of the NYSE Listed Company Manual, because the average per share closing price of our common stock over a consecutive 30-trading day period was less than $1.00 per share. Pursuant to Section 802.01C of the NYSE Listed Company Manual, we may cure our current share price deficiency by taking certain action that results in our trading price promptly exceeding $1.00 per share and remaining above that level for at least 30 trading days. Following receipt of the continued listing standard deficiency notice from the NYSE, we promptly provided written notice to the NYSE of our intent to comply with such listing standard. On February 26, 2009, the NYSE announced that it is suspending until June 30, 2009, the application of the $1.00 price standard. In the event that we do not regain compliance during the suspension period our compliance period will recommence upon reinstitution of the $1.00 stock price continued listing standard and we will receive the remaining balance of our compliance period.

In addition to bringing the price of our common stock back above $1.00, we also believe that the reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Further, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if consummated, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.

Effects of the Reverse Stock Split

General

If the reverse stock split is approved and implemented, the principal effect will be to decrease proportionately the number of outstanding shares of our common stock based on the 1-for-10 Reverse Split Ratio. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and

we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the reverse stock split, our common stock will continue to be listed on the NYSE under the symbol “CDE,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of three percent (3%) of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold three percent (3%) of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of record holders of our common stock will not be affected by the reverse stock split except to the extent any such record holders are cashed out as a result of holding fractional shares. If approved and implemented, the reverse stock split may result in some shareholders owning “odd lots” of fewer than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. However, our board of directors believes that these potential effects are outweighed by the benefits of the reverse stock split.

Effective Time of Reverse Stock Split

The reverse stock split, if approved by our shareholders, would become effective upon the filing and effectiveness of Articles of Amendment to our Restated Articles with the Secretary of State of the State of Idaho (the “Effective Time”). Such Articles of Amendment would proportionately decrease the amount of our authorized shares of common stock from 750,000,000 shares to 75,000,000 shares and then immediately increase our authorized shares from 75,000,000 to 150,000,000 (as explained more fully in Proposal No. 4 below) and reduce the par value per share of our common stock from $1.00 per share to $0.01 per share (as discussed in Proposal No. 2 above). We expect that such filing will take place shortly following the Annual Meeting, assuming our shareholders approve the reverse stock split. However, the exact timing of the filing of the Articles of Amendment will be determined by our board of directors based on its evaluation as to when such action will be most advantageous to the Company and our shareholders. Additionally, our board of directors reserves the right, notwithstanding shareholder approval and without further action by our shareholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Articles of Amendment, our board of directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our shareholders to proceed with the reverse stock split.

Effect on our Equity Incentive Plans

As of March 19, 2009, we had a total of approximately           shares of our common stock subject to outstanding stock options, shares of unvested restricted stock outstanding, and           performance shares outstanding under our 2005 Non-Employee Directors’ Equity Incentive Plan (the “2005 Plan”), 2003 Long-Term Incentive Plan (the “2003 Plan”), the Non-Employee Directors’ Stock Option Plan (the “1995 Plan”) and the 1989 Long-Term Incentive Plan (the “1989 Plan”) (the “2005 Plan,” the “2003 Plan,” the “1995 Plan” and the “1989 Plan” are collectively referred to as the “Equity Incentive Plans”). Under our Equity Incentive Plans, the Compensation Committee of our board of directors (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to equity incentive awards issued under our Equity Incentive Plans in the event of a stock split. Assuming the reverse stock split is effected, the Compensation Committee has approved proportionate adjustments to the number of shares underlying equity incentive awards issued under our Equity Incentive Plans and proportionate adjustments to the exercise price, grant price, or purchase price relating to such equity incentive awards issued under our Equity Incentive Plans. The Compensation Committee will determine the treatment of fractional shares subject to stock options, unvested restricted stock, and unvested performance shares reserved for issuance under the equity incentive awards issued pursuant to our Equity Incentive Plans, as well as fractional shares underlying outstanding stock appreciation rights, performance units and restricted stock units. Finally, the number of shares of our common stock reserved for issuance under our Equity Incentive Plans will be reduced by Reverse Split Ratio.

Accordingly, if the reverse stock split is approved by our shareholders, upon the Effective Time, the total number of shares available for issuance under our Equity Incentive Plans, the number of shares subject to equity incentive awards issued under our Equity Incentive Plans, and the exercise price, grant price, or purchase price relating to such equity incentive awards issued under our Equity Incentive Plans will be proportionately adjusted using the Reverse Split Ratio (subject to the treatment of fractional shares to be determined by our Compensation Committee). The Compensation Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our Equity Incentive Plans. Thus, for example, upon the Effective Time, a total of           shares that remain available for issuance under the Equity Incentive Plans as of March 19, 2009, would be adjusted to           shares, subject to increase as and when awards made under such Equity Incentive Plans expire or are forfeited and are returned per the terms of such Equity Incentive Plans. Further, in the case of stock options and stock appreciation rights, the exercise price per share under each stock option or stock appreciation right would be increased by ten (10) times, such that upon exercise, the aggregate exercise price payable by the option holder to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 10,000 shares of our common stock, exercisable at $1.00 per share, would be adjusted based upon the Reverse Split Ratio such that the option would then be exercisable for 1,000 shares of common stock at an exercise price of $10.00 per share.

Effect on our 1.25% Convertible Notes and 3.25% Convertible Notes

In January 2004, we issued our 1.25% Convertible Senior Notes due 2024 (the “1.25% Convertible Notes”). The 1.25% Convertible Notes are convertible into shares of our common stock upon the occurrence of certain events at the initial conversion price of $7.60 per share. Pursuant to the indenture governing the 1.25% Convertible Notes, if the reverse stock split is approved, then, upon the Effective Time, the conversion price in effect immediately prior to the reverse stock split will be adjusted so that a holder of 1.25% Convertible Notes surrendered for conversion following the Effective Time will be entitled to receive the number of shares of common stock which such holder would have owned immediately following the reverse stock split had such 1.25% Convertible Notes been converted immediately prior to the Effective Time.

In March 2008, we issued our 3.25% Convertible Senior Notes due 2028 (the “3.25% Convertible Notes”). The 3.25% Convertible Notes are convertible into shares of our common stock upon the occurrence of certain events at an initial conversion rate of 176.2054 shares of common stock per $1,000 in principal amount of the 3.25% Convertible Notes. Pursuant to the indenture governing the 3.25% Convertible Notes, if the reverse stock split is approved, then, upon the Effective Time, the conversion rate will be proportionately adjusted by multiplying the current conversion rate by a fraction, the numerator of which is the number of shares of common stock outstanding immediately prior to the Effective Time, but after giving effect to the reverse stock split, and the denominator of which is the number of shares of common stock outstanding immediately prior to the Effective Time.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

Currently, we are authorized to issue up to a total of 760,000,000 shares, comprising 750,000,000 shares of common stock, of which           shares were issued and outstanding as of March 19, 2009, and 10,000,000 shares of preferred stock, none of which were issued and outstanding as of March 19, 2009. Concurrently with the reverse stock split, we intend to (i) proportionately decrease our authorized shares by the Reverse Split Ratio from 750,000,000 shares to 75,000,000 shares, and (ii) immediately thereafter increase our post-split authorized common shares from 75,000,000 shares to 150,000,000 shares, such that immediately following the Effective Time, we may issue up to a total of 160,000,000 shares, of which 150,000,000 shares shall be common stock and 10,000,000 shares shall be preferred stock. See Proposal No. 4 beginning on page 45 of this proxy statement for further information. Proposal No. 4 is conditioned on the approval of this Proposal No. 3. Therefore, if this Proposal No. 3 is not approved by our shareholders, Proposal No. 4 will automatically be deemed to have not been approved by our shareholders, regardless of the number of shares actually voted “FOR” Proposal No. 4.

Effect on Preferred Stock

Since we do not currently have any outstanding shares of preferred stock, our preferred stock will not be affected by the reverse stock split.

Effect on Par Value

The reverse stock split will not affect the par value of our common stock. However, our shareholders will vote separately on a proposal to approve an amendment to our Restated Articles to reduce the par value of our common stock from $1.00 per share to $0.01 per share, as described in Proposal No. 2. Proposal No. 2 is not conditioned on the approval of either this Proposal No. 3 or Proposal No. 4. As such, in the event our shareholders do not approve the reduction in par value described in Proposal No. 2, but do approve the reverse stock split, the par value of our common stock will remain $1.00 per share while the number of outstanding shares of our common stock will be reduced by the Reverse Split Ratio.

Effect on Chess Depositary Interests

Our shares are listed on the Australian Securities Exchange (“ASX”) in the form of CHESS Depositary Interests (“CDIs”). As a result of the reverse stock split, the number of CDIs outstanding following the effectuation of the reverse stock split will be proportionately reduced based on the Reverse Split Ratio. We do not currently intend to issue fractional entitlements in connection with the reverse stock split. Holders of our CDIs who would otherwise hold fractional entitlements because the number of CDIs they hold before the reverse stock split is not evenly divisible by the Reverse Split Ratio will be entitled to receive cash (without interest or deduction) in lieu of such fractional entitlements from our Australian transfer agent, in an amount equal to the fraction to which such CDI holder would otherwise be entitled multiplied by the closing sales price of our CDIs as reported on the Australian Securities Exchange, as of the effective date of the reverse stock split. The ownership of a fractional entitlement will not give the holder any voting, dividend, or other rights, except to receive the above-described cash payment, which payment shall be made in Australian dollars.

Effect on Rights Agreement

On May 11, 1999, our shareholders adopted a shareholder rights plan (the “Rights Plan”). The Rights Plan entitles each holder of our common stock to one (1) right per share of common stock (each, a “Right,” and collectively, the “Rights”). Each Right entitles the holder to purchase one-hundredth of a share of Series B Junior Preferred Stock. The exercise price is $100 per Right, making the exercise price $10,000 per full preferred share. The Rights will not become exercisable unless and until ten (10) business days after a person acquires twenty percent (20%) of the outstanding shares of our common stock or commences an offer that would result in the ownership of thirty percent (30%) or more of the shares of our common stock. Each Right also carries the right to receive upon exercise that number of shares of common stock that has a market value equal to two (2) times the exercise price. Each preferred share issued is entitled to receive the following: (i) 100 times the dividend declared per share of common stock, if any; (ii) 100 votes for each share of common stock; and (iii) 100 times the liquidation payment made per share of common stock, if any. Our board of directors may elect to redeem the Rights prior to their exercisability at a price of $0.01 per Right. The Rights will expire on May 24, 2009, unless earlier redeemed or exchanged by the Company. Any preferred shares issued upon exercise of the rights will not be redeemable. We do not presently plan to effect the reverse stock split prior to the expiration of the Rights Plan. The foregoing summary is qualified in its entirety by the full text of the Rights Plan, a copy of which has been filed with the SEC.

Accounting Consequences

As a result of the reverse stock split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be proportionately reduced based on the Reverse Split Ratio. In addition, if our shareholders approve the amendment to our Restated Articles to reduce the par value of our common stock from $1.00 per share to $0.01 per share, as described in Proposal No. 2, our stated capital will be further proportionately reduced by the par value reduction ratio. Conversely, if our shareholders do not approve the par value reduction described in Proposal No. 2, then our stated capital will only be proportionately reduced based on the Reverse Split Ratio. Our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, will be credited with the applicable amount by which our stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the reduction in the number of outstanding shares of our common stock following the proposed reverse stock split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares

If the reverse stock split is effected, shareholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split.

Shareholders who hold uncertificated shares as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to record holders following the reverse stock split.

Exchange of Stock Certificates

If the reverse stock split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their current certificate(s) for new certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split. Shareholders of record upon the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their current certificate(s) at the appropriate time by our transfer agent. Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time, our transfer agent will send a transmittal letter to each shareholder advising such shareholder of the procedure for surrendering current certificate(s) in exchange for new certificate(s). Pursuant to applicable rules of the NYSE, your current certificate(s) representing pre-reverse stock split shares cannot be used for either transfers or deliveries made on the NYSE. Thus, you must exchange your current certificate(s) for new certificate(s) in order to effect transfers or deliveries of your shares on the NYSE.

YOU SHOULD NOT SEND YOUR CURRENT CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any current certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such current certificate(s) had been issued a new certificate registered in the name of such person.

Until surrendered as contemplated herein, a shareholder’s current certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the reverse stock split. Until shareholders have returned their properly completed and duly executed transmittal letter and surrendered their current certificate(s) for exchange, shareholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any shareholder whose current certificate(s) have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions, or transfer taxes shall be payable by any holder of any current certificate, except that if any new certificate is to be issued in a name other than that in which the current certificate(s) are registered, it will be a condition of such issuance that: (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable; (2) the transfer complies with all applicable federal and state securities laws; and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the Reverse Split Ratio will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all current certificate(s), in an amount equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing sales price of our common stock as reported on the NYSE or Toronto Stock Exchange, as applicable, as of the effective date of the reverse stock split. The ownership of a fractional share interest will not give the holder any voting, dividend, or other rights, except to receive the above-described cash payment.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

Under the Idaho Business Corporations Act, our shareholders are not entitled to appraisal rights with respect to the reverse stock split described in this Proposal No. 3, and we will not independently provide our shareholders with any such appraisal rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

Overview

Summarized below are material federal income tax consequences to us and to our shareholders resulting from the reverse stock split. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, more commonly referred to as the Code, the Treasury Regulations issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, other applicable statutes, Treasury Regulations and proposed Treasury Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the reverse stock split.

This summary deals only with beneficial owners of shares of our common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code. This summary does not deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or special status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as banks, financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities, insurance companies, broker-dealers, dealers or traders in securities or currencies, U.S. expatriates or former long-term residents of the United States, individual retirement accounts or other tax-deferred accounts, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, real estate investment trusts, regulated investment companies, persons that hold shares of our common stock as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale” or other integrated investment, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar, controlled foreign corporations, and passive foreign investment companies. Moreover, it does not discuss the effect of any other U.S. federal tax laws (such as estate and gift tax laws) or applicable state, local, or foreign, income or other tax laws.

We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to our shareholders as a result of the reverse stock split. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed reverse stock split, including the application and effect of state, local, foreign, and other tax laws.

THE FOLLOWING DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS GENERAL AND DOES NOT INCLUDE ALL CONSEQUENCES TO EVERY SHAREHOLDER UNDER FEDERAL, STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

As used herein, a “U.S. Holder,” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes: (1) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if either (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions or (b) it has a valid election in effect to be treated as a United States person. A “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust that is not a U.S. Holder.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, applicable to your specific circumstances. We believe that the reverse stock split will be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no gain or loss to us, and should result in no gain or loss to our shareholders who do not receive cash in the reverse stock split. However, if you receive cash in the reverse stock split, you will recognize a dividend or capital gain or loss.

When determining stock ownership, you will be treated as owning shares of our common stock actually or constructively owned by certain individuals and entities related to you as specified in Section 318 of the Code.

U.S. Holders

Shareholders Who Do Not Receive Cash in Connection with the Reverse Stock Split

If you receive no cash as a result of the reverse stock split, you should not recognize any taxable gain or loss. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the reverse stock split will be equal to your aggregate adjusted tax basis in such shares held immediately prior to the reverse stock split and you will have the same holding period or periods in your common stock as you had in such common stock immediately prior to the reverse stock split.

Shareholders Who Receive Cash in Connection with the Reverse Stock Split and Who No Longer Hold Common Stock

If you (1) receive cash as a result of the reverse stock split, and (2) you do not continue to own (directly or constructively) any common stock immediately after the reverse stock split, you will recognize capital gain or loss on the reverse stock split, with such gain or loss being measured by the difference between the cash you received for your cashed-out shares and your aggregate adjusted tax basis in such shares. As set forth above, you are treated as owning shares of our common stock actually or constructively owned by certain individuals and entities related to you. If you are treated as owning stock of individuals or entities, please see the paragraph that immediately follows.

Shareholders Who Receive Cash in Connection with the Reverse Stock Split and Who Continue to Hold Common Stock

If you receive cash as a result of the reverse stock split, but continue to own (directly or constructively) stock immediately after the reverse stock split, the cash will be treated as a distribution unless your receipt of cash is either

“not essentially equivalent to a dividend”, or constitutes a “substantially disproportionate redemption of stock”. Any such distribution will be treated first as a dividend to the extent of your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain.

•	“Not Essentially Equivalent to a Dividend”. You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in shares of our common stock resulting from the reverse stock split (taking into account for this purpose any shares directly or constructively owned by you) is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has issued a ruling which held that under the facts involved in that ruling a small reduction in the interest of a minority shareholder whose relative stock interest was minimal (less than 1%) and who exercised no control over the affairs of a corporation did meet the “not essentially equivalent to a dividend” test.

•	“Substantially Disproportionate Redemption of Stock”. The receipt of cash from the reverse stock split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of our common stock owned (directly or constructively under the attribution rules of section 318) by you immediately after the reverse stock split is both (a) less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of our common stock owned (directly or constructively) by you immediately before the reverse stock split.

Capital Gain and Loss

Any capital gain or loss recognized as a result of the reverse stock split will be long-term capital gain or loss if the shares of common stock have been held for more than one year. Net long-term capital gains recognized by individuals or trusts are eligible for currently reduced rates of taxation as compared to ordinary rates. Certain limitations apply to the deductibility of capital losses.

Dividends

For certain U.S. individual and other non-corporate shareholders, dividend income is currently taxed for federal income tax purposes at the same rate as net long-term capital gain, provided such shareholders held the shares with respect to which the dividend was received for more than 60 days during the 121 day period beginning 60 days before the ex-dividend date, as determined under the Code, and such shareholders were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

Non-U.S. Holders

The United States federal income tax rules governing Non-U.S. Holders are complex and the following is only a limited summary of some general rules applicable to Non-U.S. Holders. All Non-U.S. Holders should consult their own tax advisors regarding the United States federal, state, and local tax consequences, including tax reporting requirements, of receiving cash in connection with the reverse stock split. As described in “Federal Income Tax Withholding” below, our transfer agent will withhold 30% of any cash payments made to a Non-U.S. Holder pursuant to the reverse stock split unless we determine that a reduced rate of withholding or an exemption from withholding is applicable.

The determination of the amount of any gain or loss, or the amount of any dividend, that is recognized by a Non-U.S. Holder pursuant to the reverse stock split will be determined under the same rules as apply to a U.S. Holder (see “U.S. Holders” above).

Any capital gain recognized by a Non-U.S. Holder as a result of receiving cash pursuant to the reverse stock split generally will not be subject to U.S. federal income tax unless:

(i) in the case of a nonresident alien individual, the individual is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

(ii) the gain is effectively connected with a United States trade or business or, if certain tax treaties apply, the gain is attributable to a permanent establishment maintained by the shareholder in the United States.

If exception (i) above applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition of the shares. If exception (ii) applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as applies to a U.S. Holder, unless otherwise provided in an applicable income tax treaty, and a Non-U.S. Holder that is classified for U.S. federal income tax purposes as a corporation may also be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Any dividend that is recognized by a Non-U.S. Holder as a result of receiving cash pursuant to the reverse stock split and that is not effectively connected with a United States trade or business conducted by the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Any dividend that is recognized by a Non-U.S. Holder as a result of receiving cash pursuant to the reverse stock split and that is effectively connected with a United States trade or business conducted by the Non-U.S. Holder will be subject to U.S. federal income tax at the same rates as apply to a U.S. Holder. Such a dividend will also be subject to branch profits tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) if the Non-U.S. Holder is classified for U.S. federal income tax purposes as a corporation.

Federal Income Tax Withholding

Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to our transfer agent in connection with the reverse stock split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the common stock certificates are surrendered following the effective date of the reverse stock split. Failure to provide such information may result in backup withholding at a rate of 28%.

Our transfer agent will withhold United States federal income taxes equal to 30% of any cash payments payable to a Non-U.S. Holder unless our transfer agent and we determine that an exemption or a lower treaty rate is available. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming a reduction in or exemption from such tax under the applicable income tax treaty provides the withholding agent a properly completed IRS Form W-8BEN (or suitable successor form claiming the benefit of the applicable tax treaty). Alternatively, an exemption applies if the dividend or capital gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder and the Non-U.S. Holder provides an appropriate statement to that effect on a properly completed IRS Form W-8ECI (or suitable successor or substitute form).

Any amounts withheld from a Non-U.S. Holder may be credited against the U.S. federal income tax liability of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR AUTHORIZATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL NO. 4

AUTHORIZATION OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO PROPORTIONATELY REDUCE OUR TOTAL NUMBER OF AUTHORIZED COMMON SHARES FROM 750,000,000 TO 75,000,000, AND IMMEDIATELY THEREAFTER INCREASE OUR POST-SPLIT AUTHORIZED COMMON SHARES FROM 75,000,000 TO 150,000,000

Our Board of Directors has proposed for approval by our shareholders an amendment to paragraph (a) of Article II of our Restated Articles to decrease the total number of shares we are authorized to issue from 760,000,000 shares to 160,000,000 shares, 150,000,000 shares of which shall be common stock, par value $0.01 per share (subject to approval of Proposal No. 2 by our shareholders), and 10,000,000 shares of which shall be preferred stock, par value $1.00 per share.

Pursuant to the Idaho Business Corporations Act, our Board of Directors must adopt any amendment to our Restated Articles and submit the amendment to our shareholders for their approval. In order to approve Proposal No. 4, a quorum (i.e., a majority of our outstanding shares of common stock) must be represented at the Annual Meeting in person or by proxy and the number of shares voting “FOR” Proposal No. 4 must exceed the number of shares voting “AGAINST” Proposal No. 4. Please note that Proposal No. 4 is conditioned on the approval of Proposal No. 3. As a result, if our shareholders do not approve Proposal No. 3, then Proposal No. 4 will automatically be deemed to have not been approved by our shareholders, regardless of the number of shares actually voted “FOR” Proposal No. 4.

A copy of the proposed amendment to our Restated Articles to effect the transactions contemplated by this Proposal No. 4 is attached to this proxy statement as Annex A. If both Proposal No. 3 and Proposal No. 4 are approved by our shareholders, the reduction in our total number of authorized shares from 750,000,000 shares to 75,000,000 shares and the immediate increase of our authorized shares from 75,000,000 shares to 150,000,000 shares would become effective upon the Effective Time. We expect such filing will take place shortly following the date of the Annual Meeting, assuming our shareholders approve the proposed authorized share reduction and subsequent increase. However, the exact timing of the filing of the Articles of Amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. Additionally, our board of directors reserves the right, notwithstanding shareholder approval and without further action by our shareholders, to elect not to proceed with the reduction in our total number of authorized shares if, at any time prior to filing the Articles of Amendment, the board of directors, in its sole discretion, determines that such reduction and subsequent increase in our total number of authorized shares no longer is in the Company’s best interests and the best interests of our shareholders.

Effects of Changes to our Total Number of Authorized Shares of Common Stock

Currently, we are authorized to issue up to 750,000,000 shares of common stock, of which           shares were issued and outstanding as of March 19, 2009. Concurrently with the reverse stock split, we intend to (i) proportionately decrease our total number of authorized common shares by the Reverse Split Ratio from 750,000,000 shares to 75,000,000 shares and (ii) increase our post-split authorized common shares from 75,000,000 to 150,000,000, such that immediately following the Effective Time, we may issue up to a total of 150,000,000 shares of common stock. Since we are first reducing the total number of authorized shares of common stock under our Restated Articles by the same ratio as the Reverse Split Ratio and then doubling such authorized shares, we will have the ability to issue a greater percentage of our common stock in relation to our outstanding shares after the reverse stock split than we currently have. As a result, if we were to issue such shares, it would potentially have a greater dilutive effect on our current shareholders, depending on the size of the issuance. Each additional share of common stock authorized under this Proposal No. 4 would have the same rights and privileges under our Restated Articles as each share of common stock that is currently authorized for issuance. We believe that the availability of additional authorized shares of common stock will provide us with additional flexibility, including the ability to issue common stock for a variety of purposes such as, for example, the sale of common stock to obtain additional funding, the exchange or conversion of outstanding indebtedness for common stock, and/or the use (subject to shareholder approval as required) of common stock for equity compensation that may be provided to certain directors, officers, employees, or other affiliates of the Company. We currently do not have any plan, commitment, arrangement, understanding or agreement, either written or oral, to issue any shares of additional authorized common stock, other than shares otherwise issuable upon conversion or exchange of our 1.25% Convertible Notes and 3.25% Convertible Notes. However, the additional shares of common stock would be available for issuance by action of our Board of Directors without the need for further action by our shareholders, unless shareholder action is specifically required by applicable law or NYSE rules.

Pre-emptive Rights

Neither the Idaho Business Corporations Act nor our Restated Articles provide our shareholders with pre-emptive rights to acquire our unissued shares of common stock.

No Appraisal Rights

Under the Idaho Business Corporations Act, our shareholders are not entitled to appraisal rights with respect to the proposed reduction and subsequent increase in our total number of authorized shares, as set forth in this Proposal No. 4, and we will not independently provide our shareholders with any such appraisal rights.

Potential Anti-Takeover Effect

Although not designed or intended for such purposes, the effect of the proposed reduction in our total number of authorized shares of common stock and subsequent doubling of our authorized common shares could enable our board of directors to render more difficult or discourage an attempt to obtain control of the Company, since the additional shares could be issued to purchasers who support our board of directors and are opposed to a takeover. We are not currently aware of any pending or proposed transaction involving a change in control of the Company. While this Proposal No. 4 may be deemed to have potential anti-takeover effects, it is not prompted by any specific effort or perceived threat of takeover.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR AUTHORIZATION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO PROPORTIONATELY REDUCE OUR TOTAL NUMBER OF AUTHORIZED COMMON SHARES FROM 750,000,000 TO 75,000,000 AND IMMEDIATELY THEREAFTER INCREASE OUR TOTAL NUMBER OF AUTHORIZED COMMON SHARES FROM 75,000,000 TO 150,000,000.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee, which consists entirely of outside directors, is recommending approval of its appointment of KPMG LLP as independent accountants for the Company to audit its consolidated financial statements for the year ending December 31, 2009 and to perform audit-related services, including review of the Company’s quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. A resolution will be presented at the Annual Meeting to ratify the appointment by the Audit Committee of KPMG LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2009. If the shareholders do not approve the appointment of KPMG LLP, the Audit Committee will reconsider the appointment. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

Audit and Non-Audit Fees

The following sets forth information relating to fees billed or incurred by the Company for professional services rendered to the Company for the each of the past two years:

•	Audit Fees. The total fees billed by KPMG LLP for professional services for the audit of the Company’s consolidated financial statements for the years ended December 31, 2008 and 2007, the audit of the Company’s internal control over financial reporting, statutory audit work for certain foreign subsidiaries, the audit and review of the Company’s historical consolidated financial statements presented under AIFRS for Australian purposes, as well as the reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q during 2008 and 2007 were approximately $2.1 million and $2.3 million, respectively.

•	Audit Related Fees. In 2008, there were no fees billed for audit related fees other than those reported in the “Audit Fees” subsection. In 2007, there were $95,000 in fees billed by KPMG LLP for services related to financial due diligence performed in connection with the acquisition of Bolnisi Gold NL and Palmarejo Silver and Gold Corporation.

•	Tax Fees. In 2008, there were $55,000 in fees billed by KPMG for international tax planning and compliance. In 2007, there were no fees billed for professional services rendered by KPMG LLP for tax technical advice.

•	All Other Fees. During 2008 and 2007, there were no fees billed for other services.

Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services

The Audit Committee has policies and procedures requiring pre-approval by the Committee of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

The nature of the policies and procedures depend upon the nature of the services involved, as follows:

•	Audit Services. The annual audit services engagement terms and fees are subject to the specific approval of the Audit Committee. Audit services include the annual financial statement audit, required quarterly reviews, subsidiary audits and other procedures required to be performed by the auditor to form an opinion on the Company’s financial statements, such other procedures including information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the auditor quarterly review. The Audit Committee Chairman may grant approval for other audit services that only the auditor responsibly can provide to the extent the fee for the services does not exceed $50,000. Other such audit services may include statutory audits or financial audits for subsidiaries and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or used in connection with securities offerings.

•	Audit-Related Services. Audit related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the auditor. The Audit Committee Chairman may grant general pre-approval for audit-related services to the extent the fee for the service is not expected to exceed $50,000. Audit-related services include, among others, due diligence services relating to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as audit services; assistance with understanding and implementing new accounting and financial reporting guidance from rule making authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

•	Tax Services. The Audit Committee Chairman has the authority to pre-approve tax services, to the extent the fee for the service is not expected to exceed $50,000, that have historically been provided by the auditor, that the Committee has reviewed and believes would not impair independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Committee will not approve the retention of the auditor in connection with a transaction the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

•	All Other Services. The Committee may grant approval of those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence. Such other services must be specifically pre-approved by the Audit Committee.

With respect to the approval by the Audit Committee Chairman of audit, audit-related and tax services that do not exceed $50,000, the Chairman is required to report the matter to the full Audit Committee at its next meeting and the auditor will report on the scope and fee of such service in its annual report to the Committee. The Chief Financial Officer of the Company is responsible for tracking all independent auditor fees against the budget for such services and reports at least annually to the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors, which currently consists of James J. Curran (Chairman), John H. Robinson, J. Kenneth Thompson and Timothy R. Winterer, is governed by its charter, a copy of which is available on our website at www.coeur.com. All the members of the Audit Committee are “independent” as defined in the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Board of Directors has determined that James J. Curran, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of rules adopted by the Securities and Exchange Commission.

The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2008, with management and our independent auditing firm, KPMG LLP. In that connection, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“SAS 61”). SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee including:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report;

•	the auditor’s judgments about the quality, and not just the acceptability, of our accounting principles as applied in its financial reporting; and

•	the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

KPMG LLP reported to the Audit Committee that:

•	there were no disagreements with management;

•	it was not aware of any consultations about significant matters that management discussed with other auditors;

•	no major issues were discussed with management prior to its retention;

•	it received full cooperation and complete access to our books and records;

•	there was no fraud or likely illegal acts;

•	there were no material weaknesses in the Company’s internal control over financial reporting; and

•	there were no known material misstatements in our interim reports.

In addition, the Audit Committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG LLP’s independence with KPMG LLP.

Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2008, for filing with the Securities and Exchange Commission. Reference is made to the

Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.

Audit Committee of the Board of Directors
JAMES J. CURRAN, Chairman
JOHN H. ROBINSON
J. KENNETH THOMPSON
TIMOTHY R. WINTERER

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Coeur’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are generally required to be filed within two business days of a change in beneficial ownership of securities. Based on a review of Forms 3 and 4 filed during 2008, each of the following beneficial owners failed to timely file one Form 4 during 2008: Dennis Wheeler, James Sabala, James Duff, Richard Weston, Alan Wilder, Donald Birak, Mitchell Krebs, Kelli Kast and Luther Russell. The Form 4 for Mr. Russell reported two transactions and each Form 4 for the other beneficial owners listed above reported three transactions. Each of the following beneficial owners failed to timely file two Forms 4 during 2008: Thomas Angelos, Kenneth Koski and Larry Nelson. The Form 4 for Mr. Angelos reported four transactions and the Forms 4 for Mr. Koski and Mr. Nelson reported three transactions. K. Leon Hardy and Donald Gray each failed to timely file a Form 3 during 2008. All of the transactions discussed above were reported on Form 3 or Form 4, as applicable, subsequent to the due date for such Forms. John Robinson failed to timely report three transactions that should have been reported on three Forms 4 during 2008. Mr. Robinson’s transactions were reported on Form 5 in February 2009.

YEAR 2010 SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2010 Annual Meeting must be received by the Company’s Secretary, 505 Front Avenue, Post Office Box I, Coeur d’Alene, Idaho 83816 no later than December 2, 2009 in order for them to be considered for inclusion in the 2010 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to the Company by February 15, 2010. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.

This proxy statement is accompanied by the Company’s 2008 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 2008. The Annual Report is not to be regarded as part of the proxy solicitation materials.

By order of the Board of Directors,
COEUR D’ALENE MINES CORPORATION
DENNIS E. WHEELER
Chairman of the Board

Coeur d’Alene, Idaho
April 1, 2009

Annex A
ARTICLES OF AMENDMENT
TO THE RESTATED AND
AMENDED ARTICLES OF INCORPORATION
OF COEUR D’ALENE MINES CORPORATION
     Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation has adopted the following Articles of Amendment to its Restated and Amended Articles of Incorporation:
1.	The name of the corporation is “Coeur d’Alene Mines Corporation.”

2.	The following amendment to the Restated and Amended Articles of Incorporation was adopted by the directors at a duly noticed meeting of the board of directors held on March 17, 2009 and presented to and approved by the shareholders of the corporation at a meeting of the shareholders on May 12, 2009, in the manner required by Title 30, Chapter 1, Idaho Code and the corporation’s Restated and Amended Articles of Incorporation:

Paragraph (a) of Article II is hereby amended in its entirety by replacing such existing paragraph (a) of Article II with the following text:
“(a) The corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, “common stock” and preferred stock”. The total number of such shares which the corporation shall have the authority to issue shall be 160 million. The total number of shares of common stock authorized to be issued shall be 150 million shares, $0.01 par value per share, and the total number of shares of preferred stock authorized to be issued shall be 10 million shares, $1.00 par value per share.”
3.	The date of adoption of the amendment(s) was May 12, 2009.

4.	Manner of adoption:
☐	The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, Idaho Code, and was, therefore, adopted by the board of directors

☐	None of the corporation’s shares have been issued and was, therefore, adopted by the
☐ incorporator            ☐ board of directors
☑	The number of shares outstanding and entitled to vote was: [_________]

The number of shares cast for and assigned each amendment was:

Amended article	Shares for	Shares against
Article II	[_________]	[_________]
Dated: ____________, 2009

Signed:
Name:	Dennis E. Wheeler
Capacity:	Chairman, President and Chief Executive Officer

COEUR D’ALENE MINES CORPORATION
505 FRONT AVENUE, POST OFFICE BOX I, COEUR D’ALENE, IDAHO 83814
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on
Tuesday, May 12, 2009

The Proxy Statement, Annual Report and other proxy materials are available at:
http://bnymellon.mobular.net/bnymellon/CDE

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 28, 2009 to facilitate timely delivery.

Dear Coeur d’Alene Mines Corporation Shareholder:
The 2009 Annual Meeting of Shareholders of Coeur d’Alene Mines Corporation (the “Company”) will be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Ave., Coeur d’Alene, Idaho 83814, on Tuesday, May 12, 2009, at 9:30 a.m. (local time).
     Proposals to be considered at the 2009 Annual Meeting:
(1)	to elect nine Directors to serve until the 2010 annual meeting of shareholders of the Company;

(2)	to vote on approval of an amendment to the Company’s Restated and Amended Articles of Incorporation to reduce the par value of shares of common stock of the Company from $1.00 per share to $0.01 per share;

(3)	to vote to authorize the Board of Directors to effect a reverse stock split of all issued and outstanding shares of common stock of the Company at a stock split ratio of 1-for -10;

(4)	subject to the approval by shareholders of Item 3, to vote on approval of an amendment to the Company’s Restated and Amended Articles of Incorporation to proportionately decrease the number of authorized shares of common stock of the Company from 750 million shares to 75 million shares and immediately thereafter increase the number of authorized shares of common stock from 75 million shares to 150 million shares;

(5)	to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009; and

(6)	to consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.
The Board of Directors recommends a vote “ FOR ” Items 1 through 5.
The Board of Directors makes no recommendation with respect to Item 6.
The Board of Directors has fixed the close of business on March 19, 2009 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the 2009 Annual Meeting or any adjournment(s) thereof.

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the 2009 Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on our website, http://www.coeur.com/.
Meeting Location:
The Coeur d’Alene Resort and Conference Center
Second Street and Front Ave.
Coeur d’Alene, ID 83814
The following Proxy Materials are available for you to review online:
•	the Company’s 2009 Proxy Statement (including all attachments thereto);

•	the Proxy Card;

•	the Company’s 2008 Annual Report to Shareholders (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.
To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)
Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688),

Email:	shrrelations@bnymellon.com

Internet	http://bnymellon.mobular.net/bnymellon/CDE.
ACCESSING YOUR PROXY MATERIALS ONLINE
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST
A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Coeur d’Alene Mines Corporation are available to review at:
http://bnymellon.mobular.net/bnymellon/cde
Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET
Use the Internet to vote your shares. Have this card in hand when you access the above web site.
On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares

Please mark your votes as indicated in this example	☒

			FOR	WITHHOLD	*EXCEPTIONS
			ALL	FOR ALL				FOR	AGAINST	ABSTAIN
1.	To elect nine directors to one year terms expiring at the 2010 annual meeting. Nominees:		∧	∧	∧	2.	To approve an Amendment to the Restated and Amended Articles of Incorporation authorizing a reduction in the par value of shares of common stock to $0.01 per share.	∧	∧	∧
	01 L. Michael Bogert	04 Andrew Lundquist		07 J. Kenneth Thompson
	02 James J. Curran	05 Robert E. Mellor		08 Timothy R. Winterer
	03 Sebastian Edwards	06 John H. Robinson		09 Dennis E. Wheeler

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions					3.	To authorize the Board of Directors to effect a reverse stock split of all issued and outstanding shares of common stock at a stock split ratio of 1-for-10.	∧	∧	∧

						4.	To approve an Amendment to the Restated and Amended Articles of Incorporation authorizing a reduction in the number of authorized shares of common stock to 75 million shares and an immediate increase to 150 million shares.	∧	∧	∧

						5.	To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2009.	∧	∧	∧

						6.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF ITEMS 2 THROUGH 5, AND OTHERWISE IN THE DISCRETION OF THE APPOINTED PROXY.

						Mark Here for Address Change or Comments SEE REVERSE		∧

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.
▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

INTERNET http://www.proxyvoting.com/cde Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 12, 2009.	Your Internet or telephone vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

The Proxy Statement and the 2008 Annual Report to Shareholders are available at:

http://bnymellon.mobular.net/bnymellon/cde

2

REVOCABLE PROXY
Proxy Solicited on behalf of the Board of Directors
Coeur d’Alene Mines Corporation
Annual Meeting of Shareholders on Tuesday, May 12, 2009, 9:30 A.M., local time
     The undersigned appoints Dennis E. Wheeler or, in his absence, Mitchell J. Krebs, proxy with full power of substitution, and authorizes him to represent and to vote on behalf of the undersigned all shares of common stock of Coeur d’Alene Mines Corporation common stock at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 2009, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:
(Continued, and to be marked, dated and signed, on the other side)
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NH 07606-6250

Address Change/Comments
(Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your Coeur d’Alene Mines Corporation account online.
Access your Coeur d’Alene Mines Corporation shareholder account online via Investor Service Direct® (ISD).
The transfer agent for Coeur d’Alene Mines Corporation now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-359-8554

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct® at www.bnymelon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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